                            ASSET PURCHASE AGREEMENT



                                 by and between



                             CABLEVISION OF CHICAGO



                                      and



                         CONTINENTAL CABLEVISION, INC.



                          Dated as of January 6, 1995

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     This Asset Purchase Agreement (the "Agreement") is made and entered into as of January 6, 1995, by and between CABLEVISION OF CHICAGO, an Illinois limited partnership ("Seller") and CONTINENTAL CABLEVISION, INC., a Delaware corporation ("Buyer");

                                R E C I T A L S
                                ---------------

     Seller owns and operates a cable television system serving a portion of Cook and DuPage Counties, Illinois (the "CATV Business"). The CATV Business serves the Cities of Evanston, Oak Park, Homewood, and Downers Grove, and certain surrounding areas.

     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the CATV Business and the assets used or held for the operation thereof in accordance with the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows, each intending to be legally bound as and to the extent herein provided.

1.   DEFINITIONS.
     -----------

     1.01  Certain Definitions.  For the purposes of this Agreement, the
           -------------------
following terms shall have the meanings set forth below:

     Acquired Assets:  All of the properties, assets, privileges, rights,
     ---------------
interests, claims and goodwill, real and personal, tangible and intangible, of every type and description, including Seller's leasehold interests or rights to possession, whether owned or leased or otherwise possessed, used, or held for use by Seller in connection with or necessary for the operation of the CATV Business, now in existence or hereafter acquired by Seller prior to the Closing, including, without limitation, the CATV Instruments, the Equipment, the Real Property, the Contracts, and the Intangible Property; provided that Acquired Assets shall exclude the Excluded Assets and any assets disposed of prior to the Closing in the usual and ordinary course of business and not in violation of this Agreement.

     Agreement:  This Agreement and the Schedules and Exhibits attached hereto.
     ---------

     AML:  Amplitude Modulated Link, a relay system used in conjunction with a
     ---
CATV System.

     Asserted Claim:  As defined in Section 10.04.
     --------------

     Assumed Liabilities:  All liabilities, obligations and commitments (whether
     -------------------
direct or indirect, matured or unmatured, known or unknown, absolute, accrued, contingent or otherwise) of Seller with respect to the CATV Business, including, without limitation, all liabilities, obligations and commitments arising after the Closing Date under CATV Instruments and the Contracts or in respect of the operation of the CATV Business after the Closing Date, other than the Excluded Liabilities.

     Audited Financial Statements:  As defined in Section 3.03 hereof.
     ----------------------------

     Balance Sheet:  The audited balance sheet of Seller as of December 31,
     -------------
1993, reported by KPMG Peat Marwick, Certified Public Accountants, delivered to Buyer pursuant to Section 3.03.

     Basic Subscriber:  As at any date of determination thereof, the sum of (a)
     ----------------
the total number of households (exclusive of "second outlets", as such term is commonly understood in the cable television industry, and exclusive of customers billed on a bulk-billing or commercial-account basis) subscribing on such date to the CATV Business and paying the standard monthly service fees and charges imposed by Seller, and who (i) have been active subscribers of the CATV Business' basic cable television service for at least one full month, and (ii) are not, as of the Closing Date, ninety (90) days or more in arrears in payment for service, as measured from the date of invoice, and (b) the total number of Equivalent Subscribers on such date.

     Benefit Plans:  As defined in Section 3.08(c).
     -------------

     Buyer:  As defined in the Preamble to this Agreement.
     -----

     Buyer's Counsel:  Sullivan & Worcester (attention of Lee Dunham, Esq.)
     ---------------
located at One Post Office Square, Boston, MA 02109, who represents Buyer in the transactions contemplated hereby.

     Cable Act:  As defined in Section 3.07(e).
     ---------

     CATV:  Cable Television, which term also includes satellite master antenna
     ----
television not yet converted to cable television service.

     CATV Business:  The CATV business to be transferred to Buyer, presently
     -------------
owned and operated by Seller, which consists of the transmission, distribution and local origination of audio and video signals over the system used by the CATV Business located in the System Area.

     CATV Instruments:  All franchises, ordinances or licenses granted to the
     ----------------
Seller by any Governmental Authority; permits for wire crossings over or under highways, railroads, and other property; construction permits and certificates of occupancy; AML, business radio, Earth Station and other FCC licenses; pole attachment and other Contracts with utilities; federal, state, county and municipal permits, orders, variances, exemptions, approvals, consents, licenses and other authorizations; agreements for the purchase, sale, receipt or distribution of news, data and microwave relay signals, or for satellite services; and all other approvals, consents and authorizations required for the lawful ownership, construction, installation, possession, operation and maintenance of the CATV Business, or used or held for use in the CATV Business.

     CATV Licenses:  The franchises and licenses issued by any Governmental
     -------------
Authority and the licenses issued by the FCC used in the CATV Business as presently conducted by Seller, all of which are listed in Schedule 1.01(a).

     CATV System:  A complete CATV reception and distribution system consisting
     -----------
of one or more head-ends, trunk cable, subscriber drops and associated electronic equipment, which is, or is capable of being, operated as an independent system without interconnections to other systems.

     Closing:  A meeting for the purpose of concluding the transactions
     -------
contemplated by this Agreement held at the place and on the date fixed in accordance with Section 12.01.

     Closing Date; Date of Closing:  The date fixed for the Closing in
     -----------------------------
accordance with Section 12.01.

     Code:  As defined in Section 2.02.
     ----

     Communications Act:  As defined in Section 3.07(e).
     ------------------

     Contract:  Any contract, mortgage, deed of trust, bond, indenture, lease,
     --------
license, note, certificate, option, warrant, right, or other instrument, document or written agreement and any oral obligation, right or agreement, to which the Seller is a party or by which the Seller or the assets of the Seller included within the CATV Business is bound, excluding any CATV Instrument.

     Copyright Office:  As defined in Section 3.07.
     ----------------

     CPA Firm:  As defined in Section 2.04(c).
     --------

     Current Assets:  Means cash, marketable securities, one hundred percent
     --------------
(100%) of active subscriber accounts receivable that are ninety (90) days or less past due (measured from the date of invoice), prepaid expenses, each as determined in accordance with GAAP (unless otherwise specified herein) and consistent with Seller's practices with respect to reserves and aging of receivables as reflected on the Latest Financial Statements and with Schedule 1.01(b) hereto, which Schedule sets forth the type and amounts of Current Assets as of September 30, 1994.

     Current Liabilities:  Means accounts payable, accrued expenses and other
     -------------------
current liabilities determined in accordance with GAAP, except that the current portion of any indebtedness for borrowed money and Excluded Liabilities shall not be included, and consistent with Schedule 1.01(c) hereto, which Schedule sets forth the type and amounts of Current Liabilities as of September 30, 1994.

     DOJ:  The United States Department of Justice.
     ---

     Earnest Money Escrow:  As defined in Section 2.06.
     --------------------

     Earnest Money Escrow Agent:  As defined in Section 2.06.
     --------------------------

     Earnest Money Escrow Agreement:  As defined in Section 2.06.
     ------------------------------

     Earth Station:  A satellite earth receiving station consisting of one or
     -------------
more "dish" antennas, usually operated in conjunction with a building which houses electronic signal processing and amplification equipment, all of which is also referred to as a "head end".

     Employees:  Means all current or former employees of Seller.
     ---------

     Encumbrances:  Means liens, charges, encumbrances, security interests,
     ------------
options, restrictions or any other claims or third party rights.

     Equipment:  All tangible personalty; electronic devices; towers; trunk and
     ---------
distribution cable; decoders and spare decoders for scrambled satellite signals; amplifiers; power supplies; conduit; vaults and pedestals; grounding and pole hardware; installed subscriber's devices (including, without limitation, drop lines, converters, encoders, transformers behind television sets and fittings); "head-ends" and "Hubs" (origination, transmission and distribution system) hardware; tools; inventory; spare parts; maps and engineering data; vehicles; supplies, tests and closed circuit devices; AML equipment; furniture and furnishings; and all other tangible personal property and facilities used or held for use in the CATV Business.

     Equivalent Subscriber:  Means, as at any date of determination thereof, the
     ---------------------
total number of households served by the System on a bulk-billed basis and the total number of establishments served on a commercial account basis, or on a basis less than the standard monthly service fees and charges imposed by Seller, which shall be deemed to be equal to the quotient obtained by dividing (i) the total fees and charges for basic service billed by Seller during the month including such date on a bulk-billed or commercial account basis, or on a basis less than the standard monthly service fees and charges imposed by Seller, by
(ii) the fees and charges for basic service that Basic Subscribers of the type described in clause (a) of the definition of such term in this Section 1.01 were billed during such month.

     ERISA:  As defined in Section 3.08.
     -----

     Estimated Inventory:  As defined in Section 2.03.
     -------------------

     Estimated Working Capital Amount:  Means (i) if Current Liabilities exceed
     --------------------------------
Current Assets as reflected on the Estimated Working Capital Statement, such excess, expressed as a negative number, or (ii) if Current Assets exceed Current Liabilities as reflected on the Estimated Working Capital Statement, such excess, expressed as a positive number.

     Estimated Working Capital Statement:  As defined in Section 2.03 hereof.
     -----------------------------------

     Excluded Assets:  The assets and  properties of Seller listed on Schedule
     ---------------
1.01(d).

     Excluded Liabilities:  Liabilities, obligations and commitments of Seller
     --------------------
to affiliates of its general partners; to partners of Seller in their capacity as such; under the Third Amended Restated Credit Agreement dated as of February 5, 1993 between Bank of Montreal and Seller; and liabilities for income taxes, if any, which may be imposed on Seller or the partners of Seller in connection with the transactions contemplated hereby; all liabilities, obligations and commitments (whether direct or indirect, mature or unmatured, known or unknown, absolute, accrued, contingent or otherwise) of Buyer which arose prior to the close of business on the Closing Date under the CATV Instruments and all other liabilities, obligations and commitments (whether direct or indirect, matured or unmatured, known or unknown, absolute, accrued, contingent or otherwise) arising with respect to the operation of the CATV Business prior to the Closing Date. Notwithstanding the foregoing, Excluded Liabilities shall not include (a) Current Liabilities, or (b) Seller's obligations to subscribers of the CATV Business for (i) subscriber deposits held by Seller as of the Closing Date and which are refundable, in the amount for which Buyer received credit under this Agreement as part of Current Liabilities, and (ii) subscriber advance payments held by Seller as of the Closing Date for services to be rendered by the CATV Business after the Closing Date, in the amount for which Buyer received credit under this Agreement as part of the Current Liabilities.

     FCC:  The Federal Communications Commission.
     ---

     Final Inventory:  As defined in Section 2.03.
     ---------------

     Final Working Capital Amount:  Means (i) if Current Liabilities exceed
     ----------------------------
Current Assets as reflected on the Final Working

Capital Statement, such excess, expressed as a negative number, or (ii) if Current Assets exceed Current Liabilities as reflected on the Final Working Capital Statement, such excess, expressed as a positive number.

     Final Working Capital Statement:  As defined in Section 2.04(c) hereof.
     -------------------------------

     FTC:  The Federal Trade Commission.
     ---

     GAAP:  Means generally accepted accounting principles.
     ----

     Governmental Authority:  The Federal Government, any state, county,
     ----------------------
municipal, local or foreign government and any governmental agency, bureau, commission, authority or body.

     HSR Act and Rules:  The Hart-Scott-Rodino Antitrust Improvements Act of
     -----------------
1976 and the rules and regulations promulgated thereunder, as from time to time in effect prior to the Closing.

     HSR Report:  The Notification and Report Form for certain mergers and
     ----------
acquisitions mandated by the HSR Act and Rules.

     Income Statement:  As defined in Section 3.03.
     ----------------

     Indemnitee:  As defined in Section 10.04.
     ----------

     Indemnitor:  As defined in Section 10.04.
     ----------

     Indemnity Escrow Agent:  As defined in Section 2.07.
     ----------------------

     Indemnity Escrow Agreement:  As defined in Section 2.07.
     --------------------------

     Indemnity Escrow Fund:  As defined in Section 2.07.
     ---------------------

     Intangible Property:  The copyrights, patents, trademarks, service marks
     -------------------
and trade names used in the CATV Business excluding the right to use the name "Cablevision" or "Cablevision Systems" or any derivative thereof, and all applications for, or licenses or other rights to use any thereof, and the value associated therewith, which are used or held for use in the CATV Business, except cash and cash equivalents.

     Inventory:  Means all inventory as defined under GAAP, plus, without
     ---------
limitation, all supplies, all converters, all cables and all amplifiers on hand in the Seller's warehouses on the Closing Date as determined by the Seller's inventory control system (MCBA).

     Judgment:  Any judgment, writ, order, injunction, award or decree of or by
     --------
any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

     Latest Financial Statements:  Means the most recent of the Audited
     ---------------------------
Financial Statements.

     Law:  The common law and any statute, ordinance, code or other law, rule,
     ---
regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority or court.

     Limited Partnership Agreement:  As defined in Section 3.01.
     -----------------------------

     Material Adverse Effect:  means a material adverse effect on the assets,
     -----------------------
financial condition or results of operations of Seller or the CATV Business taken as a whole.

     Outside Date:  As defined in Section 12.01.
     ------------

     Permitted Encumbrances:  means those Encumbrances set forth in Schedule
     ----------------------
1.01(e) hereto and all other Encumbrances, if any, which do not materially detract from the value of the tangible property subject thereto and which do not materially interfere with the present and continued use of such property in the operation of the CATV Business.

     Person:  Any natural person, corporation, general or limited partner,
     ------
partnership, joint venture, trust, association, or unincorporated entity of any kind.

     Preliminary Working Capital Statement:  As defined in Section 2.04(a).
     -------------------------------------

     Purchase Price:  As defined in Section 2.02.
     --------------

     Real Property:  All realty, fixtures, easements, rights-of-way, leasehold
     -------------
and other interests in real property, buildings and improvements used or held for use in the CATV Business.

     Retained Franchises:  As defined in Section 9.07.
     -------------------

     Retained Franchise Price:  As defined in Section 9.07(a).
     ------------------------

     Seller:  As defined in the Preamble to this Agreement.
     ------

     Seller's Counsel:  The law firm of Holleb & Coff (Attention of Robert E.
     ----------------
Kolek, Esq.), located at 55 E. Monroe St., Suite 4100, Chicago, Illinois 60603, who represent Seller in the transactions contemplated hereby.

     Seller's FCC Counsel:  The law firm of Piper & Marbury (Attention of Mark
     --------------------
Tauber, Esq.), 1200 Nineteenth Street, N.W., Washington, D.C. 20854.

     Seller's Objection:  As defined in Section 2.04(c).
     ------------------

     Subscription Contracts:  All Contracts with Subscribers to the CATV
     ----------------------
Business and all Contracts for bulk sales of CATV programming.

     System Area:  The geographical area as described on Exhibit A hereto.
     -----------

     WARN:  As defined in Section 2.05(c).
     ----

     1.02  Other Definitional Provisions.  Terms defined in the singular shall
           -----------------------------
have a comparable meaning when used in plural, and vice versa.

2.   PURCHASE AND SALE.
     -----------------

     2.01  Transfer of Assets.  At the Closing, upon the terms and conditions
           ------------------
set forth in this Agreement, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase, accept and receive, all of Seller's right, title and interest in and to the Acquired Assets, such transaction to be effective as of the opening of business on the Closing Date.

     2.02  Purchase Price.  In consideration for the transfer of the Acquired
           --------------
Assets pursuant to Section 2.01, and the other covenants, agreements, representations and warranties contained herein, Buyer shall at Closing (i) pay to Seller a total purchase price of One Hundred Sixty Eight Million Five Hundred Thousand Dollars ($168,500,000) plus, if a positive number, or minus, if a negative number, the Estimated Working Capital Amount provided in Section 2.03 (the "Purchase Price"), less (A) the amount of the Indemnity Escrow Fund, as defined in Section 2.07, (B) the Retained Franchise Price, as defined in Section 9.07(a), if any, and (C) the Earnest Money Escrow (which shall be released to Seller at Closing) by federal funds wire transfer of immediately available funds in Chicago, Illinois to such account at a United States bank as shall be designated by Seller, such sum to be subject to adjustment as provided in the following sentence and Section 2.04 hereof, and (ii) assume and agree to pay, discharge and perform the Assumed Liabilities as and when due in accordance with the Assumption Agreement attached as Exhibit B hereto. The Purchase Price, to be paid at Closing, shall be subject to adjustment, as of the Closing Date, as follows:

          (a) At least five (5) business days prior to the Closing, the number of Basic Subscribers to the CATV Business shall be determined and certified to Buyer by Seller; to the extent that there are fewer than Eighty-Two Thousand Five Hundred Sixty (82,560) Basic Subscribers on the Closing Date, the difference between Eighty-Two Thousand Five Hundred Sixty (82,560) Basic Subscribers and the actual number of Basic Subscribers shall be multiplied by One Thousand Nine Hundred

     Fifty Nine Dollars ($1,959) and the product therefrom shall be deducted from the Purchase Price; to the extent that there are more than Eighty-Nine Thousand Four Hundred Forty (89,440) Basic Subscribers on the Closing Date, the difference between Eighty-Nine Thousand Four Hundred Forty (89,440) Basic Subscribers and the actual number of Basic Subscribers shall be multiplied by One Thousand Nine Hundred Fifty Nine Dollars ($1,959) and the product therefrom shall be added to the Purchase Price. The Purchase Price shall be allocated in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), among the Acquired Assets by mutual agreement of the parties hereto.

          (b) If Estimated Inventory (as defined in Section 2.03 below) is less than Five Hundred Thousand Dollars ($500,000), then the Purchase Price shall be reduced by the difference between the Estimated Inventory and Five Hundred Thousand Dollars ($500,000).

     2.03  Estimated Working Capital and Inventory Statement.  At least three
           -------------------------------------------------
(3) business days prior to the Closing Date, Seller shall deliver to Buyer a working capital and Inventory statement of Seller as of the Closing Date, which statement shall set forth Seller's good faith estimate of the Current Assets, Current Liabilities and Inventory of Seller as of the Closing Date as determined in accordance with GAAP and in a manner consistent with the preparation of the Audited Financial Statements, except as otherwise required by this Agreement (the "Estimated Working Capital and Inventory Statement"). The Inventory amount reflected on the Estimated Working Capital and Inventory Statement shall be referred to herein as the "Estimated Inventory".

     2.04  Post Closing Adjustment.
           -----------------------

          (a) Within ninety (90) days after the Closing Date, Buyer shall prepare, or cause to be prepared, and deliver to Seller a working capital and inventory statement of Seller as of the Closing Date, which statement shall be prepared in accordance with GAAP and in a manner consistent with the preparation of the Latest Financial Statements, except as otherwise required by this Agreement, and shall set forth the Current Assets, Current Liabilities and Inventory of Seller as of the Closing Date (the "Preliminary Working Capital and Inventory Statement").

          (b) During the succeeding thirty (30) day period, Seller shall have the right to examine the Preliminary Working Capital and Inventory Statement and all records used to prepare the Preliminary Working Capital and Inventory Statement.

          (c) In the event Seller determines that the Preliminary Working Capital and Inventory Statement has not been prepared on the basis set forth in Section 2.04(a) hereof, Seller shall so inform Buyer in writing (the "Seller's Objection"), setting forth a reasonably specific description of the basis of the Seller's Objection on or before the last day of the thirty (30) day period referred to in Section 2.04(b) hereof. In the event of the Seller's Objection, Seller and Buyer shall attempt to resolve the differences underlying the Seller's Objection within twenty (20) days of Buyer's receipt thereof. If Seller and Buyer are unable to resolve all their differences within such twenty (20) day period, they shall refer their remaining differences to Arthur Andersen & Co., or such other nationally recognized firm of independent public accountants as to which Buyer and Seller may mutually agree (the "CPA Firm"), who shall, acting as experts and not as arbitrators, determine on the basis of the standard set forth in Section 2.04(a) hereof and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Preliminary Working Capital and Inventory Statement requires adjustment. The CPA Firm shall deliver its written determination to Buyer and Seller no later than the tenth (10) business day after the remaining differences underlying the Seller's Objection are referred to the CPA Firm, or such longer period of time as the CPA Firm determines is necessary. The CPA Firm's determination shall be conclusive and binding upon the parties. The fees and disbursements of the CPA Firm shall be allocated between Buyer and Seller in the same proportion that the aggregate amount of any disputed items submitted to the CPA Firm that are unsuccessfully disputed by each (as finally determined by the CPA Firm) bears to the total amount of any disputed items so submitted. Buyer and Seller shall make readily available to the CPA Firm all relevant books and records and any work papers relating to the Preliminary Working Capital and Inventory Statement and all other items reasonably requested by the CPA Firm. The "Final Working Capital and Inventory Statement" shall be (i) the "Preliminary Working Capital and Inventory Statement" in the event that (x) the Seller's Objection is not delivered to Buyer in the period set forth in Section 2.04(b) hereof, or
     (y) Seller and Buyer so agree; or (ii) the Preliminary Working Capital and Inventory Statement, as adjusted by either (x) the agreement of Seller and Buyer or (y) the CPA Firm. The inventory amount reflected on the Final Working Capital and Inventory Statement shall be referred to herein as the "Final Inventory".

          (d) If the Final Working Capital Amounts exceeds the Estimated Working Capital Amount, then Buyer shall pay to Seller an amount equal to such excess, together with simple interest thereon from the Closing Date to the date of payment at the rate of ten percent (10%) per annum, calculated over a

     365-day year. If the Estimated Working Capital Amount exceeds the Final Working Capital Amount, then Seller shall pay to Buyer an amount equal to such excess, together with simple interest thereon from the Closing Date to the date of payment at the rate of ten percent (10%) per annum, calculated over a 365-day year.

          (e) If the Estimated Inventory is below Five Hundred Thousand Dollars ($500,000) and the Final Inventory exceeds the Estimated Inventory, then Buyer shall pay to Seller an amount equal to the lesser of (i) such excess, or (ii) the difference between Five Hundred Thousand Dollars ($500,000) and the Estimated Inventory, together with simple interest thereon from the Closing Date to the date of payment at the rate of ten percent (10%) per annum, calculated over a 365-day year. If the Estimated Inventory is below Five Hundred Thousand Dollars ($500,000) and the Final Inventory is less than the Estimated Inventory, then Seller shall pay to Buyer an amount equal to the difference between the Estimated Inventory and the Final Inventory, together with simple interest thereon from the Closing Date to the date of payment at the rate of ten percent (10%) per annum, calculated over a 365-day year. If the Estimated Inventory is above Five Hundred Thousand Dollars ($500,000) and the Final Inventory is less than Five Hundred Thousand Dollars ($500,000), then Seller shall pay to Buyer an amount equal to the difference between the Final Inventory and Five Hundred Thousand Dollars ($500,000), together with simple interest thereon from the Closing Date to the date of payment at the rate of ten percent (10%) per annum, calculated over a 365-day year. If Estimated Inventory and Final Inventory are both above Five Hundred Thousand Dollars ($500,000) but equal to or less than One Million Five Hundred Thousand Dollars ($1,500,000), no adjustments to the Purchase Price or payments pursuant to this Section 2.04(e) shall be required. If Final Inventory is above One Million Five Hundred Thousand Dollars ($1,500,000), the excess above such amount shall be paid by Buyer to Seller simultaneously with any settlement of the working capital adjustment set forth in Section 2.04(d), together with simple interest thereon from the Closing Date to the date of payment at the rate of ten percent (10%) per annum, calculated over a 365-day year.

          (f) Any amount payable pursuant to Section 2.04(d) and (e) hereof shall be paid by wire transfer of immediately available funds to a bank account designated by Buyer or Seller, as the case may be, or, in the case of a payment to Buyer, at the election of Buyer, from the Indemnity Escrow Fund, as soon as practicable following the Closing Date and in no event more than three business days following the delivery of the Final Working Capital and Inventory Statement.

     2.05  Assumptions of Liabilities; Employment; Warn Act.
           ------------------------------------------------

          (a) At the Closing Date, Buyer shall assume the Assumed Liabilities in accordance with the Assumption Agreement attached hereto as Exhibit B, and all liabilities and obligations for the operations of the CATV Business after the Closing Date.

          (b) At the time of the Closing, Buyer shall become the employer of each person who is then an active Employee, on substantially the same terms as such Employees were employed by Seller immediately prior to the Closing, and Buyer shall continue such employment on such terms or more favorable terms for at least six (6) months after the Closing Date. The foregoing requirements will not prohibit Buyer from terminating any of such employees for "cause".

          (c) Each Employee of the Seller shall cease to participate in each of the Seller's plans for periods on and after the Closing Date (except as set forth in the last sentence of this Section 2.05(c)). As of the Closing Date, active Employees of the Seller (and their eligible dependents) shall be eligible to participate in each of Buyer's health, retirement, vacation and other benefit plans with credit given to each such Employee for length of service with Seller, to the extent permitted under Buyer's plans and policies, and shall receive from Buyer credit for all vacation time accrued with Seller prior to the Closing. Any Employee that is disabled on the date of Closing and receiving disability payments pursuant to a disability plan sponsored by Seller, shall not become an employee of Buyer pursuant to
     Section 2.05(b) and shall continue to receive disability benefits under Seller's disability plan, to the extent available. Upon termination of such Employee's disabled status, Buyer shall offer employment to such person equivalent to such person's former employment with Seller and pursuant to and consistent with the terms and provisions of this Agreement.

          (d) To the extent required by Law, Buyer will timely give all notices required to be given under the Worker Adjustment and Retraining Notification Act (1988) ("WARN") relating to any plant closing or mass layoff (within the meaning of WARN) caused by Buyer on or after the Closing Date with respect to individuals employed by Seller prior to the Closing Date. For this purpose, Buyer shall be deemed to have caused a mass layoff if the mass layoff would not have occurred but for Buyer's failure to employ certain Employees of the Seller in accordance with the terms of this Agreement. To the extent required by Law, Buyer shall also perform all obligations required of it pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA") by virtue of its hiring of all of Seller's Employees.

     2.06  Earnest Money Deposit.  Concurrently herewith, Buyer has delivered to
           ---------------------
Chemical Bank as escrow agent ("Earnest Money Escrow Agent"), by federal funds wire transfer of immediately available funds in Chicago, Illinois, an amount equal to ten percent (10%) of the Purchase Price, for the Earnest Money Escrow ("Earnest Money Escrow") to be held pursuant to an escrow agreement (the "Earnest Money Escrow Agreement") substantially in the form of Exhibit C hereto. Such amount shall be deposited and invested in and under the Earnest Money Escrow as provided in the Earnest Money Escrow Agreement. The funds shall be distributed as provided in the Earnest Money Escrow Agreement and Section 2.02 or Article 12 hereof.

     2.07  Indemnity Escrow Fund.  At the Closing, Buyer will deliver to
           ---------------------
Chemical Bank as escrow agent (the "Indemnity Escrow Agent"), by federal funds wire transfer of immediately available funds in Chicago, Illinois an amount equal to Eight Million Four Hundred Twenty Five Thousand Dollars ($8,425,000) for a one year indemnity escrow ("Indemnity Escrow Fund"), to be held pursuant to an escrow agreement (the "Indemnity Escrow Agreement") substantially in the form of Exhibit D hereto. Such amount shall be deposited and invested in and under the Indemnity Escrow Fund as provided in the Indemnity Escrow Agreement. The funds shall be distributed as provided in the Indemnity Escrow Agreement.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER.
     ----------------------------------------

     To induce Buyer to enter into this Agreement, Seller represents and warrants as follows:

     3.01  Organization and Authority of Seller.  Seller is an Illinois Limited
           ------------------------------------
Partnership duly formed by a certain Limited Partnership Agreement dated as of January 1, 1979, as amended (the "Limited Partnership Agreement").

     3.02  Legal Capacity; Approvals and Consents.
           --------------------------------------

          (a)  Authority and Binding Effect.  Subject to Section 9.02 hereof and
               ----------------------------
     the consents and approvals set forth on Schedule 3.02, Seller has all requisite power and authority under the Limited Partnership Agreement and the Illinois Limited Partnership Act to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be affected by the laws of bankruptcy, insolvency, reorganization and creditors rights generally and by the availability of equitable remedies.

          (b)  No Breach.  Subject only to obtaining the consents and approvals
               ---------
     set forth on Schedule 3.02, the execution, delivery and performance of this Agreement does not, and will not, contravene the Limited Partnership Agreement of the Seller, and does not, and will not: (i) conflict with or result in a breach or violation by the Seller of, or (ii) constitute a default by the Seller under, or (iii) result in the termination, suspension, modification or impairment of any CATV Instrument, Law, Judgment, or Contract to which the Seller is a party or by which the Seller, the CATV Business or any of the Acquired Assets is subject or bound or may be affected; or (iv) create or impose any Encumbrance upon any of the Acquired Assets in each case, which conflict, breach, violation, default or termination, suspension, modification or impairment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c)  Required Consents.  Except for the parties listed in Schedule
               -----------------
     3.02, there are no parties whose approval or consent, or with whom the filing of any certificate, notice, application, report or other document, is legally or contractually required or otherwise is necessary in connection with the execution, delivery or performance of this Agreement by Seller, except where failure to obtain such consent or approval or failure to make such filing would not reasonably be expected to have a Material Adverse Effect.

     3.03  Financial Statements.  Seller has delivered to Buyer true and
           --------------------
complete copies of the balance sheet of Seller as at December 31, 1993 (the "Balance Sheet"), December 31, 1992, and December 31, 1991, reported on by KPMG Peat Marwick, certified public accountants, and related statements of income and changes in financial position of Seller for the years ending December 31, 1993 (the "Income Statement"), 1992 and 1991 (the "Audited Financial Statements"). The audit letter accompanying such Balance Sheet and Income Statement for the year 1993 (the "1993 Financial Statements") and the balance sheet and income statement for the year 1992 indicate that the same were prepared in accordance with generally accepted accounting principles consistently applied and present fairly in all material respects the financial position of the Seller as of those dates and the results of its operations for the periods then ended. Seller has also provided to Buyer a balance sheet (the "Interim Balance Sheet") and income statement as of September 30, 1994, which interim financial statements were prepared in accordance with the practices customarily followed by Seller in preparing its interim statements and, subject to normal year-end adjustments and the procedures followed in interim statements, present fairly in all material respects the financial position and results of operation of Seller as at the date and for the period indicated and are generally consistent with the above-described Audited Financial Statements. If prepared and ready for distribution prior to Closing, Seller shall deliver to Buyer a copy of its regularly prepared balance sheet and income statement, and related statement of changes in financial position for the year ended December 31, 1994, reported on by KPMG Peat Marwick, certified public accountants.

     3.04  Changes in Operation.  Since the date of the Interim Balance Sheet,
           --------------------
there has not been any event or circumstance which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect other than those events or circumstances which may affect the cable television industry generally.

     3.05  Tax Returns.  Seller has duly filed in proper form all material
           -----------
federal, state, local and foreign income, information, franchise, sales, use, property, excise, payrolls and other tax returns, required to be filed on or prior to the date hereof. All taxes, fees and assessments of whatsoever nature due or payable by Seller with respect to the CATV Business on or before the date of this Agreement pursuant to said returns or reports have been paid. Seller has received no notice or assessment to the effect that there is any unpaid interest, penalty or addition to tax due or claimed to be due from the Seller; Seller has received no notice of the assertion or threatened assertion of any Encumbrances on account of any unpaid taxes; and no audits of the returns or reports of the Seller by any Governmental Authority are pending or, so far as Seller knows, threatened.

     3.06  Acquired Assets.
           ---------------

          (a)  Title; Encumbrances.  Seller has, or will at Closing, have:  (i)
               -------------------
     good and marketable title to all of the Equipment, Real Property (other than Real Property covered by title insurance policies as herein provided) owned in fee and accounts receivable, and (ii) the right and authority (subject to the required consents specified herein) to transfer to and vest in Buyer all of Seller's right, title and interest in and to the other property or rights included in Acquired Assets, in each instance free and clear of any Encumbrances except Permitted Encumbrances.

          (b)  Real Property.  Schedule 3.06(b)(i) sets forth a list of all Real
               -------------
     Property owned, leased, occupied or used by Seller in connection with the operation of the CATV Business as presently conducted, which list is complete and accurate in all material respects. Except as set forth in
     Schedule 3.06(b)(ii), Seller believes that it has title in fee simple to all such Real Property except for leases, easements and other interests not constituting ownership in fee (provided that no warranty is made by Seller as to matters covered by title insurance policies as hereinafter provided). At or before the Closing, Seller will, at Seller's expense, obtain a current commitment for insurance with respect to the title to all the Real Property owned by Seller in fee simple as listed on Schedule 3.06(b)(i) in an aggregate amount equal to appraisals to be obtained by Seller on the Real Property prior to Closing which appraisals will be reasonably acceptable to Buyer, and will deliver to Buyer such commitments in accordance with paragraph (a) hereof and otherwise in form and substance reasonably satisfactory to Buyer. Such title insurance commitments shall reflect no liens, encumbrances or restrictions affecting title to the Real Property, except those permitted by paragraph (a) of this Section.

          (c)  Acquired Assets.  The Acquired Assets are adequate to conduct the
               ---------------
     CATV Business as it is presently being conducted, and the Acquired Assets conveyed to Buyer on the Closing Date will be adequate to enable Buyer to continue to conduct the CATV Business as it is presently being conducted.

     3.07  The CATV Business.  With respect to the CATV Business, Seller makes
           -----------------
the following warranties and representations:

          (a) As of November 30, 1994, the CATV Business included not less than Eighty-Four Thousand (84,000) Basic Subscribers.

          (b) Since December 31, 1993, the CATV Business has been operated in the ordinary course in all material respects, and no assets previously used therein have been disposed of except in the ordinary course of business.

          (c) Schedule 3.07(c) contains a complete list of all material Contracts in effect on September 30, 1994. As used in this Section 3.07(c), the term "material Contracts" means any Contract requiring in any calendar year payments aggregating Fifty Thousand and No/100 Dollars ($50,000) or more and that cannot be terminated on thirty (30) days notice without liability.

          (d) Seller holds all of the franchises, permits and licenses reasonably necessary to enable it to operate the CATV Business as presently conducted. Seller is in compliance with the terms and conditions of all such CATV Instruments except where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the CATV Business as presently conducted. Except as disclosed in Schedule 3.07(d), Seller has not received any notice of any claimed or purported material default in any CATV Instruments and there are no proceedings pending, or, to the knowledge of Seller, threatened, to cancel, modify or change in a material way any such CATV Instruments.

          (e) Except as set forth in Schedule 3.07(e), the CATV Business is conducted by Seller in compliance with all applicable laws, regulations and other requirements of Governmental Authorities, CATV Instruments and Contracts except where the violation of any of the foregoing would not reasonably be expected to have a Material Adverse Effect on the CATV Business as presently conducted, including, but not limited to, compliance in all material respects with the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Communications Act"), or the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the rules and regulations promulgated thereunder (collectively, the "Cable Act"), including the must-carry and retransmission consent provisions, and have submitted to the FCC all filings, including, but not limited to, cable television registration statements, annual reports and aeronautical frequency usage notices, that are required under the rules and regulations of the FCC; the operation of the CATV Business has been and is in compliance with the rules and regulations of the FCC; Seller has been since 1986 with respect to the CATV Business certified as in compliance with the FCC's equal employment opportunity rules; the CATV Business is in compliance with all signal leakage criteria prescribed by the FCC; and for each relevant semi-annual reporting period, the CATV Business has timely filed with the Unites States Copyright Office (the "Copyright Office") all required Statements of Account in true and correct form and has paid when due all required copyright royalty fee payments in correct amount, relating to the carriage of television broadcast signals and is otherwise in compliance with all applicable rules and regulations of the Copyright Office except in any case for any non-compliance, non-filing or non-payment that would not reasonably be expected to have a Material Adverse Effect. Seller has made available to Buyer copies of all reports and filings for the past year, made or filed pursuant to FCC and Copyright Office rules and regulations and shall make available to Buyer all other past reports and filings made or filed pursuant to FCC and Copyright Office rules and regulations. Seller has made available to Buyer complete and correct copies of all FCC Forms 393 and will deliver as soon as available all FCC Forms 1200, 1205, 1210 and 1215 that are prepared with respect to the CATV Business, including, without limitation, copies of any complaints filed with the FCC with respect to any rates charged to subscribers and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act claimed by Seller with respect to the CATV Business. A request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to each franchise expiring within thirty-six (36) months after the date of this Agreement.

     3.08  Certain Employment Matters.
           --------------------------

          (a)  Employees.  Schedule 3.08(a) contains the identity and total
               ---------
     compensation of the employees of the CATV Business as of September 30, 1994.

          (b)  Labor Contracts and Actions.
               ---------------------------

               (i) Seller is not a party to any Contract with any labor organization, nor has the Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of the employees of the Seller with respect to the operation of the CATV Business, and

               (ii) as of the date of this Agreement, Seller is not experiencing any strikes, work stoppages, significant grievance proceedings or claims of unfair labor practices filed with respect to the operation of the CATV Business.

          (c)  Benefit Plans.  Except as set forth on Schedule 3.08(c), Seller
               -------------
     does not maintain, operate or sponsor, and is not required to make any contribution to, any pension, profit-sharing, thrift or other retirement plan, medical, hospitalization, dental, life, disability or other insurance or benefit plan, deferred compensation, bonus, fringe benefit, savings or other incentive plan, severance plan or other similar plan, agreement, arrangement or understanding (collectively, "Benefit Plans"), whether or not such plan is or is intended to be subject to the provisions of ERISA or qualified under Section 401(a) of the Code, including, without limitation, an "employee benefit plan" within the meaning of Section 3(3) of ERISA, and "defined benefit plan" within the meaning of Section 3(35) of ERISA or any "multi-employer plan" within the meaning of Section 3(37) of ERISA, with respect to the operation of the CATV Business.

     3.09  Contracts.  Except as set forth in Schedule 3.09, there are no
           ---------
defaults by Seller under the Contracts (nor has Seller received written notice of a threatened default or notice of default) which could reasonably be expected to have a Material Adverse Effect on the CATV Business of Seller as presently conducted, and Seller knows of no default by any other party to a Contract which would reasonably be expected to have a Material Adverse Effect.

     3.10  Legal and Governmental Proceedings and Judgments.  Except as may
           ------------------------------------------------
affect the cable television industry generally, or as set forth on Schedule 3.10, there is no legal action or proceeding, pending or, so far as is known to Seller, any investigation pending or threatened against the Seller, the CATV Business or the Acquired Assets, nor is there any Judgment outstanding against the Seller or to or by which the Seller, any of the Acquired Assets or the CATV Business is subject or bound, which (i) results in any modification, termination, suspension, impairment or reformation of any CATV Instrument or Contract or any right or privilege thereunder in a manner that could reasonably be expected to have a

Material Adverse Effect or (ii) materially adversely affects the ability of Seller to consummate any of the transactions contemplated hereby.

     3.11  Finders and Brokers.  Seller has employed Merrill Lynch & Co. as its
           -------------------
broker in the sale provided herein and will pay and discharge the claim thereof for commission or expense reimbursement in connection therewith. Seller has not entered into any other contract, arrangement or understanding with any Person or firm, nor is it aware of any claim or basis for any claim, which may result in the obligation of Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER.
     ---------------------------------------

     To induce Seller to enter into this Agreement, Buyer represents, warrants, covenants and agrees to and with Seller as follows:

     4.01  Organization and Authority of Buyer.  Buyer is a corporation validly
           -----------------------------------
organized and existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to conduct its business and operations as presently conducted.

     4.02  Legal Capacity; Approvals and Consents.
           --------------------------------------

          (a)  Authority; Binding Effect.  Buyer has all requisite corporate
               -------------------------
     power and authority to execute, deliver and perform this Agreement. Buyer has duly taken all actions necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be affected by laws of bankruptcy, insolvency, reorganization and creditors rights generally and by the availability of equitable remedies.

          (b)  No Breach or Violation.  The execution, delivery and performance
               ----------------------
     of this Agreement does not, and will not, contravene the Certificate of Incorporation or By-laws of Buyer, and does not and will not: (i) conflict with or result in a breach or violation by Buyer of, or (ii) constitute a default by Buyer under, any Law, Judgment, contract, arrangement or understanding to which Buyer is a party or by which Buyer is subject or bound or may be affected.

     4.03  Legal and Governmental Proceedings and Judgments.  There is no legal
           ------------------------------------------------
action, proceeding, investigation or controversy pending or, to the knowledge of Buyer, threatened against or otherwise involving Buyer, nor are there any Judgments outstanding against Buyer or to or by which Buyer is, or may be, subject or bound which adversely affect the ability of Buyer to consummate any of the transactions contemplated hereby.

     4.04  Finders and Brokers.  Buyer has not entered into any contract,
           -------------------
arrangement or understanding with any Person, nor is aware of any claim or basis for any claim, which will result in the obligation of Seller to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.05  Buyer Consents.  Other than approval and filings as required under
           --------------
the HSR Act, under the CATV Licenses or as set forth on Schedule 3.02 hereto, no consent, order, authorization, waiver, approval or any other action by, or registration, declaration or filing with, any third party or Governmental Authority is required for Buyer to execute and deliver this Agreement and consummate the transactions contemplated hereby.

     4.06  Acquisition of Rights.  Buyer is not aware of, and has no reason to
           ---------------------
believe there is, any reason relating to Buyer that any Governmental Authority or other party whose consent is required or contemplated hereunder, would refuse to consent to the transfer of CATV Instruments or any rights to Buyer hereunder or would condition granting of any such consent on the performance by Seller or Buyer of any material obligation not expressly set forth herein.

     4.07  Buyer's Financial Capability.  Buyer has the financial capability,
           ----------------------------
including all financing, necessary to consummate the transactions contemplated in this Agreement and pay the Purchase Price.

5.   COVENANTS PENDING CLOSING.
     -------------------------

     5.01  Business of Seller.  From the date hereof to the Closing Date, and
           ------------------
except as otherwise consented to or approved by Buyer in writing, Seller covenants and agrees as follows:

          (a)  Business in Ordinary Course.  Except as otherwise expressly
               ---------------------------
     provided herein, Seller shall conduct the CATV Business in the ordinary course, consistent with past practices and, in that regard, shall make capital expenditures between the date hereof and the Closing Date which average not less than Three Hundred Thousand and No/100 Dollars ($300,000) for each full calendar month between such dates (but the actual capital expenditures in any single calendar month may be more or less than such amount), and shall continue its existing marketing practices and not engage in special marketing practices or promotions designed to obtain short term subscribers, and will not engage in any material transaction, including, without limitation, entering into or amending in any material respect any CATV Instrument or Contract, incurring any liability or obligation, or making any material advance or expenditure, other than in the ordinary course of business, nor change in any material respect its business policies or practices; and, without first obtaining Buyer's consent, which will not be unreasonably withheld or delayed, will not: (i) grant any powers of attorney; or (ii) sell, assign, transfer or otherwise dispose of Acquired Assets (except to Buyer hereunder or in the ordinary course of business), or create or suffer the creation of any Encumbrances (other than Permitted Encumbrances) upon, all or any part of the Acquired Assets or any proceeds thereof other than in the ordinary course of business or except as contemplated hereby. Seller shall use its reasonable commercial efforts to preserve the CATV Business intact, to retain the services of its present employees and agents, and to preserve its business relationships with, and the goodwill of, its customers, suppliers and others. Seller shall pay before delinquent all taxes and other charges upon or against Seller or any of its properties or income, file when due all tax returns and other reports required by Governmental Authorities and pay when due all liabilities except those which may be contested in good faith and by appropriate proceedings.

          (b)  Books and Records.  Seller shall maintain its books, accounts and
               -----------------
     records in the usual, regular and ordinary manner.

          (c)  Maintenance of Acquired Assets and Insurance.  Seller shall
               --------------------------------------------
     maintain all of the Acquired Assets in customary repair, order and condition, reasonable wear and tear excepted and shall maintain the insurance policies currently in effect covering fire and other casualties. Seller shall use reasonable commercial efforts to maintain in effect all material CATV Instruments and Contracts used or held for use which are necessary for the operation of the CATV Business as presently conducted.

          (d)  Litigation During Interim Period.  Seller will advise Buyer in
               --------------------------------
     writing promptly of the assertion, commencement or threat of any claim, litigation, labor dispute, proceeding or investigation in which the Seller is a party or the Acquired Assets or CATV Business may be affected and which could reasonably be expected to have a Material Adverse Effect or which relates to the transactions contemplated hereby.

          (e)  Material Contracts.  Seller shall deliver to Buyer copies of all
               ------------------
     material Contracts that are entered into prior to the Closing.

     5.02  Access to Information.
           ---------------------

          (a)  Access by Buyer.  Between the date of this Agreement and the
               ---------------
     Closing, Buyer shall have reasonable access during normal business hours to all of the properties, books, reports, records, CATV Instruments and Contracts of Seller, and Seller shall furnish Buyer with all information it may reasonably request. All non-public information obtained by Buyer pursuant to this Agreement and in connection with the negotiation hereof shall, except as may be required for the performance of this Agreement or by Law, be kept confidential in accordance with the terms of the Confidentiality Agreement dated October 3, 1994.

          (b)  Access by Seller.  Subsequent to the Closing, Buyer shall
               ----------------
     preserve and give to Seller reasonable access during normal business hours to all of the books, reports, records, CATV Instruments and Contracts from files and records transferred to Buyer at the time of Closing, for the purposes of the preparation of tax returns and the defense of any claims asserted or which may be asserted with respect to which the Seller is the Indemnitor as contemplated by the Agreement.

6.   DELIVERIES AT CLOSING.
     ---------------------

     6.01  Deliveries by Seller.  At the Closing, Seller will deliver or cause
           --------------------
to be delivered to Buyer:

          (a) Such special warranty or trustee's deeds, certificates or title policies, bills of sale, endorsements, and other good and sufficient instruments of conveyance, transfer and assignment as are necessary to vest in Buyer the right, title and interest of Seller in accordance herewith in and to the Acquired Assets in a form reasonably satisfactory to Buyer, which shall include, without limitation, a form of Bill of Sale and General Assignment in the form of Exhibit E hereto.

          (b) A certificate signed by a principal officer of the Seller, dated as of the Closing, representing and certifying to Buyer as to the matters set forth in Sections 7.03 and 7.04.

          (c)  The Assumption Agreement in the form of Exhibit B hereto.

          (d)  The Indemnity Escrow Agreement in the form of Exhibit D hereto.

          (e) An opinion of Seller's Counsel, substantially in the form of Exhibit F hereto.

          (f) An opinion of Seller's FCC Counsel, substantially in the form of Exhibit G hereto.

          (g) Evidence that the waiting period under the HSR Act, if applicable, has expired.

          (h) Copies of the consents and approvals listed on Schedule 3.02 as required as conditions to the transactions contemplated hereunder.

     6.02  Deliveries by Buyer.  At the Closing, Buyer will deliver or cause to
           -------------------
be delivered to Seller:

          (a)  The Purchase Price as provided in Section 2.02.

          (b)  The Assumption Agreement in the form of Exhibit B hereto.

          (c)  The Indemnity Escrow Agreement in the form of Exhibit D hereto.

          (d) A certificate signed by a principal officer of Buyer dated as of the Closing, representing and certifying to Seller as to matters set forth in Sections 8.03 and 8.04.

          (e) An opinion of Buyer's Counsel, substantially in the form of Exhibit H hereto.

          (f) A copy of the resolutions adopted by the directors of Buyer, certified as being correct, complete, and then in full force and effect, authorizing the execution and delivery of this Agreement on behalf of Buyer, and the consummation of the transactions contemplated by this Agreement.

          (g) Evidence in a form and substance reasonably satisfactory to Seller that the consents and approvals referred to in Section 4.05 have been obtained.

          (h) Evidence that the waiting period under the HSR Act, if applicable, has expired.

7.   CONDITIONS TO THE OBLIGATIONS OF BUYER.
     ---------------------------------------

     The obligations of Buyer to complete the transactions provided for herein are subject to the fulfillment, of all of the following conditions any of which may be waived in writing by Buyer:

     7.01  Receipt of Consents.  The conditions specified in Section 9.02 shall
           -------------------
have been satisfied and such of the approvals and consents described in Schedule
3.02 that are specifically noted therein as being required as conditions to closing, shall have been obtained. Notwithstanding the foregoing, to the extent that the approvals and consents of Governmental Authorities have been obtained for franchises which represent at least ninety percent (90%) of the Basic Subscribers, this closing condition shall have been fulfilled; provided, however, that upon completion of the Closing, the provisions of Section 9.07 hereof with regard to Retained Franchises shall apply.

     7.02  Seller's Authority.  All actions under the documents governing the
           ------------------
Seller necessary to authorize (i) the execution and delivery of this Agreement by Seller and the performance by Seller of its obligations under this Agreement and (ii) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Seller and shall be in full force and effect on the Closing Date.

     7.03  Performance by Seller.  Seller shall have performed in all material
           ---------------------
respects its agreements and covenants hereunder (including, without limitation, its covenants in Articles 5 and 6) to the extent such are required to be performed at or prior to the Closing and are material to the CATV Business as a whole.

     7.04  Absence of Breach of Warranties and Representations.  The
           ---------------------------------------------------
representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties describe a condition on a specified time or date or are affected by the conclusion of the transactions permitted or contemplated hereby or the conduct of the CATV Business in accordance with
Article 5 hereof between the date hereof and the Closing Date.

     7.05  Absence of Proceedings.  No Judgment shall have been issued, and no
           ----------------------
action or proceeding shall have been instituted by any Governmental Authority, to enjoin or prevent the consummation of the transactions contemplated hereby.

8.   CONDITIONS TO THE OBLIGATIONS OF SELLER.
     ---------------------------------------

     The obligations of Seller to complete the transactions provided for herein are subject to the fulfillment of all of the following conditions, any of which may be waived in writing by Seller.

     8.01  Receipt of Consents.  The conditions specified in Section 9.02 shall
           -------------------
have been satisfied, all of the approvals and consents described in Schedule
3.02 required as conditions to the Closing shall have been obtained and shall be in full force and effect and the approvals and consents of Governmental Authorities shall have been obtained for franchises which represent at least ninety percent (90%) of the Basic Subscribers.

     8.02  Corporate Action.  All corporate and other actions necessary to
           ----------------
authorize (i) the execution, delivery and performance by Buyer of this Agreement, and (ii) the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Buyer and shall be in full force and effect on the Closing Date.

     8.03  Performance by Buyer.  Buyer shall have performed in all material
           --------------------
respects all covenants and agreements to be performed by it hereunder to the extent such are required to be performed at or prior to the Closing.

     8.04  Truth of Representations and Warranties.  All representations and
           ---------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if then made.

     8.05  Absence of Proceedings.  No Judgment shall have been issued, and no
           ----------------------
action or proceeding shall have been instituted by any Governmental Authority, to enjoin or prevent the consummation of the transactions contemplated hereby.

9.   COVENANTS.
     ---------

     9.01  Compliance with Conditions.  Each of the parties hereto covenants and
           --------------------------
agrees with the other to exercise reasonable commercial efforts to perform, comply with and otherwise satisfy each and every one of the conditions to be satisfied by such party hereunder and each party shall use reasonable commercial efforts to notify promptly the other if it shall learn that any conditions to performance of either party will not be fulfilled.

     9.02  Compliance with HSR Act and Rules.
           ---------------------------------

          (a) The performance of the obligations of all parties under this Agreement is subject to the condition that, if the HSR Act and Rules are applicable to the transactions contemplated hereby, the waiting period specified therein, as the same may be extended, shall have expired without action taken to prevent the consummation of the transactions contemplated hereby.

          (b) Each of the parties hereto will use its reasonable commercial efforts to comply promptly with any applicable requirements under the HSR Act and rules relating to filing and furnishing of information to the FTC and the Antitrust Division of the DOJ, the parties' actions to include, without limitation, (i) filing or causing to be filed the HSR Report required to be filed by them, or by any other Person that is part of the same "person" (as defined in the HSR Act and Rules) or any of them, and taking all other action required by the HSR Act or Rules; (ii) coordinating the filing of such HSR

     Reports (and exchanging drafts thereof) so as to present both HSR Reports to the FTC and the DOJ at the time selected by the mutual agreement of Seller and Buyer, and to avoid substantial errors or inconsistencies between the two in the description of the transaction; and (iii) using their reasonable commercial efforts to comply with any additional request for documents or information made by the FTC or the DOJ or by a court and assisting the other parties to so comply.

          (c) Notwithstanding anything herein to the contrary, in the event that the consummation of the transactions contemplated hereby is challenged by the FTC or the DOJ or any agency or instrumentality of the federal government by an action to stay or enjoin such consummation, then either Buyer or Seller shall have the right to terminate this Agreement unless the other of such parties, at its sole cost and expense, elects to contest such action, in which case the noncontesting party shall cooperate with the contesting party and assist the contesting party, as reasonably requested, to contest such action until such time as either party terminates this Agreement under this Section or Article 12. In the event that such a stay or injunction is granted (preliminary or otherwise), then either Buyer or Seller may terminate this Agreement by prompt written notice to the other. If any other form of equitable relief affecting any party is granted to the FTC, the DOJ or other such agency or instrumentality, then such party may terminate this Agreement by prompt written notice to the other party. To effectuate the intent of the foregoing provisions of this Section 9.02, the parties agree to exchange requested or required information in making the filings and in complying as above provided, and the parties agree to take all necessary steps to preserve the confidentiality of the information set forth in any filings including, without limitation, limiting disclosure of exchanged information to counsel for the nondisclosing party.

     9.03  Applications for Assignment of Contracts or CATV Instruments.  In
           ------------------------------------------------------------
order to secure requisite consents or approvals of the transfer of control to Buyer of any Contracts or CATV Instruments, Seller shall proceed as promptly as practicable and in good faith and using reasonable commercial efforts, to prepare, file and prosecute such application or applications as may be necessary to obtain each such consent or approval. Buyer shall use reasonable commercial efforts to promptly assist Seller and shall take such prompt and affirmative actions as may be reasonably necessary in obtaining such approvals and shall cooperate with Seller in the preparation, filing and prosecution of such applications as may be reasonably necessary, and agrees to furnish all information in its possession required by the approving entity, and to be represented at such meetings or hearings as may be scheduled to consider such applications. Without limiting in any respect the foregoing, each party agrees to file mutually acceptable applications to all appropriate Governmental Authorities for all consents or approvals required to consummate the transactions hereunder within forty-five (45) days after the date of this Agreement. Buyer further agrees that it will not, without the prior written consent of Seller, take any action to amend or that would amend or modify any application filed as provided in this Section 9.03 after the date that such application is accepted as complete. In the event that Buyer amends or modifies any such application for transfer of control of any Contracts or CATV Instruments without Seller's prior written consent, and the approval period for such transfer is extended by any such Governmental Authority or other third party, then Seller may (if it so elects) (i) extend the Outside Date in Section
12.01 to a date that will give effect to any resulting delay; or (ii) terminate this Agreement under Section 12.02 hereof.

     9.04  Records, Taxes and Related Matters.  Seller and Buyer shall each make
           ----------------------------------
their respective books and records (including work papers in the possession of their respective accountants) available for inspection by the other party, or by its duly authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date with respect to all transactions of the CATV Business occurring prior to or relating to the Closing, and the historical financial condition, assets, liabilities, results of operation and cash flows of the CATV Business for any period prior to the Closing. In the case of records owned by Seller, such records shall be made available at Seller's executive office, and in the case of records owned by Buyer, such records shall be made available at the office at which such records are maintained. As used in this Section 9.04, the right of inspection includes the right to make copies for reasonable business purposes. In all cases where Buyer, pursuant to the terms hereof, has assumed Seller's liability for the payment of taxes (including, without limitation, deposits), Buyer shall (unless and to the extent otherwise requested by Seller) prepare and file all returns, reports, information statements, forms or other documents required to be filed with respect to such taxes, all in a timely and proper fashion and as may be necessary or appropriate to assure that the Seller shall be in full and prompt compliance with law, and Buyer shall pay or cause to be paid all such taxes.

     9.05  Location of Certain Records.  Seller shall advise Buyer as to the
           ---------------------------
location of (x) all available blueprints, schematics, working drawings, plans, projections, and engineering records of the CATV Business, (y) all customer lists, files, and books and records used by Seller in connection with the operations of the CATV Business and the originals of all CATV Instruments and Contracts, and Seller shall take all action as shall be necessary to assure that the same (except for books and records relating to Seller's organization and partnership and corporate partner records) will be under the control of Buyer upon the consummation of the Closing and the transfer of the CATV Business.

     9.06  Non-Assignment.  Notwithstanding any provision to the contrary
           --------------
contained herein (but not in limitation of Seller's obligations under Section 9.03) or the conditions set forth in Section 7.01), Seller shall not be obligated to assign to Buyer any Contract or CATV Instrument which provides that it may not be assigned without the consent of the other party thereto and for which such consent is not obtained, but in any such event, Seller shall, to the extent reasonably necessary and at Buyer's cost, cooperate with Buyer in any commercially reasonable arrangement designed to provide the benefits thereof to Buyer. Without limiting the generality of any provision elsewhere herein contained, the non-assignment of any of the foregoing shall not, to the extent that it is otherwise an Assumed Liability hereunder, alter its status as such or relieve Buyer of its obligations or liabilities with respect thereto.

     9.07  Retained Franchises.  After satisfaction or waiver of the conditions
           -------------------
precedent to Buyer's obligation to close as set forth in Section 7.01, those CATV Licenses (and all assets related thereto) with respect to which consent to transfer has not been obtained by the Closing Date (the "Retained Franchises") shall be retained by the Seller and subsequently transferred to the Buyer in accordance with the terms hereof.

          (a) Out of the Purchase Price, there shall be deposited into an escrow an amount for each Retained Franchise determined as follows: the product of $1,959 and the number of Basic Subscribers in the Retained Franchises at Closing (the "Retained Franchise Price"). A form of the escrow agreement with respect to the Retained Franchises is attached as
     Exhibit I hereto.

          (b) Concurrent with the Closing hereunder, the Seller and the Buyer shall enter into a management agreement with respect to each of the Retained Franchises in the form of the management agreement attached as Exhibit J hereto.

          (c) Seller and Buyer shall continue to cooperate in attempting to secure approval of the transfer of each Retained Franchise in accordance with the provisions of Section 9.03 hereof and where a renewal application is pending at Closing, renewals of the Retained Franchise. When such approval is obtained, there shall be delivered to Seller from the escrow the Retained Franchise Price and any income thereon and the Seller shall deliver to the Buyer a bill of sale for the assets related to such Retained Franchise and such other transfer documents as the Buyer may reasonable request.

          (d)  Upon the earlier of (i) the date three (3) years after Closing or
     (ii) the date of expiration of the Retained Franchise, there shall be delivered to the Seller from escrow the Retained Franchise Price and any income thereon and the

     Seller shall either cooperate with the Buyer to transfer the Retained Franchise to a third party (in which case the Buyer shall receive the proceeds of such sale) or provide the Buyer with a management agreement or lease with respect to such Retained Franchise containing such terms as the Buyer reasonably requests.

10.  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER AGREEMENTS;
     ------------------------------------------------------------------------
     INDEMNIFICATION.
     ---------------

     10.01  Survival of Representations, Warranties Covenants and Other
            -----------------------------------------------------------
Agreements.  All representations, warranties, covenants and other agreements
- ----------
made by Seller in this Agreement shall survive the Closing for a period of one year, and shall thereafter terminate.

     10.02  Indemnification by Seller.
            -------------------------

          (a)  Indemnity.  Subject to Sections 10.01 and 10.05, Seller agrees to
               ---------
     indemnify, defend and hold harmless Buyer, its affiliates and their respective shareholders, directors, officers, partners, employees, agents, successors and assigns from and against all losses, damages, liabilities, deficiencies or obligations, including, without limitation, all claims, actions, suits, proceedings, demands, judgment, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal fees, costs and expenses) incident or relating to, resulting from or arising out of (x) the Excluded Liabilities and (y) any liabilities of Seller arising after the Closing other than out of the ownership and operation of the Acquired Assets and the CATV Business and (z) any and all misrepresentations or breaches of warranty or the non-performance or breach of any covenants or agreements of Seller contained herein.

          (b)  Payment.  Any obligations of Seller under the provisions of this
               -------
     Article shall be paid from the Indemnity Escrow Fund (pursuant to the terms of the Indemnity Escrow Agreement) to Buyer solely as a retrospective adjustment to Purchase Price to be effected by Seller to Buyer. The amount of such adjustment shall be equal to the amount of the loss incurred by Buyer on account of the matter for which indemnification is required hereunder less the net amount of any tax benefit realized by Buyer or its successors, on account of any such loss, determined in accordance with the following:

               (i) The amount of the tax benefit so to be deducted shall be equal to the actual tax benefit realized by the Buyer or its successors, on account of such loss and, in the case of tax benefits to be realized over a period of time, shall be treated as being in the amount of the present value thereof calculated by using the highest long term applicable federal rate of interest, as determined under Section 1274(d) of the Code, in effect at the time of the loss.

               (ii) If the tax benefit related to such loss will be offset by a subsequent tax detriment to Buyer or its successors, appropriate adjustment shall be made to such deduction to reflect the then present value (determined as provided in Paragraph (i)) of such detriment.

              (iii) Any dispute as to the application of this provision shall be determined by an independent firm of certified public accountants selected by the parties, which shall make its determination in accordance with the provisions hereof. If such firm shall make a determination which substantially accepts the position of one of the parties hereto, the other party shall bear the expenses and fees of such firm. In all other cases such fees and expenses shall be divided equally between Buyer on the one hand and the Seller on the other. Such firm shall make the determination of how its fees and expenses shall be borne under this paragraph.

Notwithstanding anything contained herein to the contrary, the indemnification provided above shall only apply to the extent that, and not until, the aggregate of all amounts subject to indemnification under this Section 10.02 exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

     10.03  Indemnification by Buyer.  Buyer agrees to indemnify, defend and
            ------------------------
hold harmless Seller and its partners, directors, officers, employees, agents, successors and assigns, and the partners, shareholders, directors, officers, employees, agents, successors and assigns of its partners, from and against all losses, damages, liabilities, deficiencies or obligations including, without limitation, all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to, resulting from or arising out of: (i) any and all misrepresentations or breaches of warranty or the nonperformance or breach of any covenant or agreement of Buyer contained herein; (ii) the Assumed Liabilities; or (iii) the ownership and operation of the Acquired Assets and the CATV Business after the Closing.

     10.04  Third Party Claims.  If any claim ("Asserted Claim") covered by the
            ------------------
foregoing indemnities is asserted against any indemnified party ("Indemnitee"), it shall be a condition to the obligations under this Article that the Indemnitee shall promptly give the indemnifying party ("Indemnitor") notice thereof in accordance with Section 13.05, provided, however, that failure to give or any delay in giving any such notice shall not affect the indemnification available under this Article 10 except to the extent that the Indemnitor is actually prejudiced thereby. The Indemnitee shall give Indemnitor an opportunity to control negotiations toward resolution of such claim without the necessity of litigation, and, if litigation ensues, to defend the same with counsel reasonably acceptable to Indemnitee, at Indemnitor's expense, and Indemnitee shall extend reasonable cooperation in connection with such defense. Indemnitee shall be entitled to participate in, but not to control, the defense of any Asserted Claim resulting in litigation, at its own cost and expense; provided however, that if the parties to any suit or proceeding shall include the Indemnitor as well as the Indemnitee and the Indemnitee shall have been advised by counsel that one or more legal defenses may be available to it that may not be available to the Indemnitor, then the Indemnitee shall be entitled to participate in the defense of such suit or proceedings along with the Indemnitor, and the Indemnitor shall be obligated to bear the fees and expenses of such counsel for the Indemnitee, which shall be selected by the Indemnitee in its complete and sole discretion. If the Indemnitor fails to assume control of the negotiations prior to litigation or to defend such action within a reasonable time, Indemnitee shall be entitled, but not obligated, to assume control of such negotiations or defense of such action, and Indemnitor shall be liable to the Indemnitee for its expenses reasonably incurred in connection therewith which Indemnitor shall promptly pay. Neither Indemnitor nor Indemnitee shall settle, compromise, or make any other disposition of any Asserted Claims, which would or might result in any liability to Indemnitee or Indemnitor, respectively, under this Article 10 without the written consent of Indemnitee or Indemnitor, respectively.

     10.05  Indemnity Escrow.  Buyer acknowledges and agrees that recourse
            ----------------
against the Indemnity Escrow Fund held pursuant to the Indemnity Escrow Agreement shall be its sole and exclusive remedy in the event of a claim against Seller for indemnification pursuant to this Section 10. Moreover, from and after the Closing, the parties hereto specifically agree that the remedies provided in this Section 10 shall be exclusive, and shall preclude assertion by any party of any other rights or the seeking of any other remedies against any other party hereto in respect of (a) any transaction contemplated in this Agreement, (b) any breach of this Agreement, or (c) or the CATV Business.

11.  Further Assurances.  From time to time after the Closing Seller will
     ------------------
execute and deliver such other instruments of conveyance and transfer, fully cooperate with Buyer and take such other actions as Buyer reasonably may request to effect the purposes and intent of this Agreement.

12.  CLOSING.
     -------

     12.01  Closing.  The Closing shall take place at the offices of Seller's
            -------
Counsel at 10:00 A.M., local time, on the fifth (5th) business day after all consents required as conditions to the sale as provided in Section 7.01 have been received (the "Closing Date"); provided, however, that if the Closing shall not have occurred prior to September 30, 1995 or as extended pursuant to
Section 9.03 (the "Outside Date"), this Agreement shall terminate unless otherwise provided by the mutual written agreement of Buyer and Seller. If, as of the Outside Date, the Closing cannot be effected, all parties hereto shall be released from all obligations hereunder other than obligations arising from a breach or default hereunder, and each party hereto will bear expenses as provided in Section 13.06 hereof. At the Closing, the parties hereto shall execute and deliver all instruments and documents as shall be necessary in the reasonable opinion of counsel for the respective parties to consummate the transactions contemplated herein.

     12.02  Termination.  In addition to the termination provided for in Section
            -----------
12.01, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

          (a)  At any time, by the mutual written agreement of Buyer and Seller;

          (b) By Buyer, upon and effective as of the date of written notice to Seller, if any of the conditions to the obligations of Buyer set forth in
     Article 7 shall not have been waived or materially satisfied at the time of the Closing;

          (c) By Seller, upon and effective as of the date of written notice to Buyer, if any of the conditions to the obligations of Seller set forth in
     Article 8 shall not have been waived or materially satisfied at the time of the Closing; or

          (d) By Seller, upon and effective as of the date of written notice to Buyer, pursuant to the termination provisions of Section 9.03.

     12.03  Remedies Upon Default.  Subject to the last sentence of this
            ---------------------
Section, if (i) Seller terminates this Agreement pursuant to Section 12.02(c) or
(d) hereof, (ii) Buyer breaches, on or prior to the Closing, any material term or condition of this Agreement and such breach remains uncured by the Buyer at the time Seller exercises its rights under this Section 12.03, or (iii) Buyer refuses to proceed or tender performance at the Closing or at any time prior thereto, then, unless at the Closing there is a nonfulfillment of any of the conditions precedent specified in Article 7 hereof, Seller shall be entitled to receive the deposit in the Earnest Money Escrow, plus all interest earned thereon, pursuant to the Earnest Money Escrow Agreement. The parties agree that such payment to Seller shall not constitute liquidated damages or a penalty, and Seller shall be fully entitled to the same and to such damages in excess of such payment as Seller may otherwise be entitled or prove. Notwithstanding anything to the contrary contained in this Section, under no circumstances shall Seller be entitled to receive the deposit in the Earnest Money Escrow solely as a result of Buyer's nonfulfillment or non-performance of the conditions specified in Sections 8.01 and 8.05 hereof.

13.  MISCELLANEOUS.
     -------------

     13.01  Amendments; Waivers.  This Agreement cannot be changed or terminated
            -------------------
orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision. Any condition to the performance of any party hereto which may legally be waived at or prior to the Closing may be waived in writing at any time by the party or parties entitled to the benefit thereof.

     13.02  Entire Agreement.  This Agreement and the Confidentiality Agreement
            ----------------
dated October 3, 1994, set forth the entire understanding and agreement of, the parties and supersede any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement or the Confidentiality Agreement, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.

     13.03  Binding Effect; Assignment.  This Agreement shall be binding upon
            --------------------------
and inure to the benefit of the parties and their respective successors and permitted assigns. Buyer shall have the right to assign all of its rights and obligations under this Agreement to a partnership of which Buyer is a general partner, or a corporation all of whose stock is owned by Buyer and in such event, all references to Buyer hereunder shall refer to said partnership or said corporation, but Buyer shall continue to be liable for all obligations of Buyer hereunder. This Agreement may not otherwise be assigned by any party without the prior written consent of the other parties hereto.

     13.04  Construction; Counterparts.  The Article and Section headings of
            --------------------------
this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

     13.05  Notices.  All notices and communications hereunder shall be in
            -------
writing and shall be deemed to have been duly given to a party when delivered in person, or three business days after such notice is enclosed in a properly sealed envelope, certified or registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service, or one business day after delivery to a nationally recognized overnight courier service, and addressed as follows:

     If to Seller:            Cablevision of Chicago
                              One Media Crossways
                              Woodbury, New York 11797
                              Telephone:  (516) 364-8450
                              Attention:  General Counsel

     With a copy to:          Holleb & Coff
                              55 E. Monroe Street
                              Suite 4100
                              Chicago, Illinois  60603
                              Attention:  Robert E. Kolek, Esq.

     If to Buyer:             Continental Cablevision, Inc.
                              The Pilot House
                              Lewis Wharf
                              Boston, Massachusetts  02110
                              Attention:  Cristina Fernandez-Haegg

     With a copy to:          Sullivan & Worcester
                              One Post Office Square
                              Boston, Massachusetts  02109
                              Attention:  Lee Dunham, Esq.

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 13.05.

     13.06  Expenses of the Parties.  Except as otherwise provided herein, all
            -----------------------
expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement shall be borne solely by the party who shall have incurred the same.

     13.07  Non-Recourse.  No general partner of Seller shall have any personal
            ------------
liability in respect of any of Seller's obligations under this Agreement by reason of his or its status as such general partner. In addition, no partner, officer, director, shareholder or other holder of an ownership interest of or in either party to this Agreement shall have any personal liability in respect of any such party's obligations under this Agreement by reason of his or its status as such partner, officer, director, shareholder or other holder.

     13.08  Third Party Beneficiary.  This Agreement is entered into only for
            -----------------------
the benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third party beneficiary to this Agreement.

     13.09  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
            -------------
ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF ILLINOIS.

     13.10  Press Releases.  No press release or other public information
            --------------
relating to the purchase and sale contemplated in this Agreement shall be made or disclosed by either party hereto without the consent of the other party; provided however, that either party may disclose such information if reasonably deemed to be required by law by the legal counsel for such party.

     13.11  Severability.  If any provision of this Agreement is finally
            ------------
determined to be illegal, void or unenforceable, such determination shall not, of itself, nullify this Agreement which shall continue in full force and effect subject to the conditions and provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       SELLER:

                                       CABLEVISION OF CHICAGO,
                                       an Illinois Limited Partnership


                                       By: /s/ Charles F. Dolan
                                          -----------------------------
                                            General Partner


                                       BUYER:

                                       CONTINENTAL CABLEVISION, INC.,
                                       a Delaware Corporation


                                       By: /s/ Amos B. Hostetter, Jr.
                                          --------------------------------
                                          Its: Chairman of the Board

                          LIST OF SCHEDULES
                          -----------------


1.01(a)              CATV Licenses

1.01(b)              Current Assets

1.01(c)              Current Liabilities

3.02                 Consents and Approvals

3.06(b)(i)           Real Property Owned, Leased, or Used

3.06(b)(ii)          Exceptions to Title

3.07(c)              Material Contracts

3.07(d)              Material Defaults in CATV Instruments

3.07(e)              Exceptions to Compliance

3.08(a)              Employee Compensation

3.08(b)              Labor Agreements and Disputes

3.08(c)              Benefit Plans

3.09                 Defaults Under Contracts

3.10                 Pending Proceedings, Investigations, Judgments re:
                     Seller

Schedules have not been included in this filing but will be provided to the Commission upon their request.

                          LIST OF EXHIBITS
                          ----------------


Exhibit A      System Area

Exhibit B      Assumption Agreement

Exhibit C      Earnest Money Escrow Agreement

Exhibit D      Indemnity Escrow Agreement

Exhibit E      Bill of Sale and General Assignment

Exhibit F      Opinion of Seller's Counsel

Exhibit G      Opinion of Seller's FCC Counsel

Exhibit H      Opinion of Buyer's Counsel

Exhibit I      Retained Franchise Escrow Agreement

Exhibit J      Management Agreement

                                   EXHIBIT A

Portions of DuPage and Cook Counties, Illinois.

                                   EXHIBIT B

                              ASSUMPTION AGREEMENT
                              --------------------


     THIS ASSUMPTION AGREEMENT (this "Agreement") is dated January __, 1995, and made by and between Cablevision of Chicago, an Illinois limited partnership ("Seller") and Continental Cablevision, Inc., a Delaware corporation ("Buyer").

                                R E C I T A L S:
                                ---------------

     A. Seller and Buyer have entered into that certain Asset Purchase Agreement dated __________ __, 199__ (the "Purchase Agreement"), whereby Buyer is acquiring substantially all of the assets, and assuming certain of the obligations and liabilities, of Seller upon the terms and conditions more fully set forth therein.

     B. In connection with the Purchase Agreement and to more fully effectuate the transactions contemplated thereunder, the parties hereto are entering into this Agreement for the assumption by Buyer of the "Assumed Liabilities", as defined in the Purchase Agreement, pursuant to Section 2.05 of the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and the Purchase Agreement and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto covenant and agree as follows (all capitalized terms used in this Agreement and not defined herein shall have the same meanings ascribed to them in the Purchase Agreement):

     1.  INCORPORATION OF RECITALS.  The recitals set forth above constitute an
         -------------------------
integral part of this Agreement and are incorporated herein by reference.

     2.  ASSUMPTION.  As partial consideration for Buyer's receipt of the
         ----------
Acquired Assets, Buyer hereby assumes and covenants to abide by and agrees to pay, discharge, perform and fulfill, as and when due or required, all of the Assumed Liabilities.

     3.  SELLER LIABILITY.  Buyer acknowledges and agrees that Seller shall have
         ----------------
no further obligation with respect to the Assumed Liabilities, whether by contract or otherwise, and that Buyer shall pay, discharge and perform all of the Assumed Liabilities as and when the same are or shall become due or required. Buyer shall indemnify Seller and its partners, officers, employees, agents, successors and assigns, and, with respect to Seller's partners, their respective partners, shareholders, directors, officers, employees, agents, successors and assigns in accordance with Sections 10.03 and 10.04 of the Purchase Agreement from and against, among other things, the Assumed Liabilities.

     4.  AMENDMENTS; WAIVERS.  This Agreement cannot be changed or terminated
         -------------------
orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

     5.  BINDING EFFECT; ASSIGNMENT.  This Agreement shall be binding upon and
         --------------------------
inure to the benefit of the parties and their respective successors and permitted assigns. Buyer shall have the right to assign all of its rights and obligations under this Agreement to a partnership of which Buyer is a general partner, or a corporation all of whose stock is owned by Buyer and in such event, all references to Buyer hereunder shall refer to said partnership or said corporation, but Buyer shall continue to be liable for all obligations of Buyer hereunder. This Agreement may not otherwise be assigned by any party without the prior written consent of the other parties hereto.

     6.  THIRD PARTY BENEFICIARY.  This Agreement is entered into only for the
         -----------------------
benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third party beneficiary to this Agreement.

     7.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
         -------------
ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF ILLINOIS.

     8.  SEVERABILITY.  If any provision of this Agreement is finally determined
         ------------
to be illegal, void or unenforceable, such determination shall not, of itself, nullify this Agreement which shall continue in full force and effect subject to the conditions and provisions hereof.

     9.  CONSTRUCTION; COUNTERPARTS.  The Section headings of this Agreement are
         --------------------------
for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

     10.  NOTICES.  All notices and communications hereunder shall be in writing
          -------
and shall be deemed to have been duly given to a party when delivered in person, or three business days after such notice is enclosed in a properly sealed envelope, certified or registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service, or one business day after delivery to a nationally recognized overnight courier service, and addressed as follows:

     If to Seller:              Cablevision of Chicago
                                One Media Crossways
                                Woodbury, New York 11797
                                Telephone:  (516) 364-8450
                                Attention:  General Counsel

     With a copy to:            Holleb & Coff
                                55 E. Monroe Street
                                Suite 4100
                                Chicago, Illinois 60603
                                Attention:  Robert E. Kolek, Esq.

     If to Buyer:               Continental Cablevision, Inc.
                                The Pilot House, Lewis Wharf
                                Boston, Massachusetts  02110
                                Attention:  Cristina Fernandez-Haegg

     With a copy to:            Sullivan & Worcester
                                One Post Office Square
                                Boston, Massachusetts  02109
                                Attention:  Lee Dunham, Esq.

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 10.

                            (SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             SELLER:
                                             ------

                                             CABLEVISION OF CHICAGO, an
                                             Illinois limited partnership


                                             By: __________________________

                                                 Its: _____________________


                                             BUYER:
                                             -----

                                             CONTINENTAL CABLEVISION, INC.
                                             a Delaware corporation


                                             By: __________________________

                                                 Its: _____________________

                                   EXHIBIT C

                         EARNEST MONEY ESCROW AGREEMENT
                         ------------------------------


     This Earnest Money Escrow Agreement (the "Escrow Agreement") is made and entered into this ____ day of January, 1995, by and among CABLEVISION OF CHICAGO, an Illinois limited partnership ("Seller"), CONTINENTAL CABLEVISION, INC., a Delaware corporation ("Buyer") and CHEMICAL BANK, as escrow agent (the "Escrow Agent").

                                R E C I T A L S:
                                ---------------

     A. Seller and Buyer entered into that certain Asset Purchase Agreement dated as of January __, 1995 (the "Agreement") pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain of Seller's properties and assets used or held for use in connection with the ownership and operation of a CATV system located in Cook and DuPage Counties, Illinois.

     B. In accordance with the terms of the Agreement, Buyer shall simultaneously deposit, as an earnest money deposit, Sixteen Million Eight Hundred Fifty Thousand Dollars ($16,850,000), upon the terms set forth in the Agreement and this Escrow Agreement.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto do mutually agree as follows (terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement):

     1.  Agent.  Seller and Buyer hereby appoint and designate the Escrow Agent
         -----
as escrow agent for the purposes herein set forth. All references to the "Escrow Agent," as that term is used herein, shall refer to the Escrow Agent solely in its capacity as such, and not to it in any other capacity whatsoever whether as individual, agent, fiduciary, trustee or otherwise. The Escrow Agent shall have no obligation to assure, or participate in the enforcement or performance of the Agreement whether or not the Escrow Agent shall have knowledge or notice of the terms thereof, or any acts or omissions relating thereto.

     2.  Deposit of Escrow Money.  Pursuant to the terms of the Agreement, on
         -----------------------
the date hereof, Buyer is delivering to the Escrow Agent Sixteen Million Eight Hundred Fifty Thousand Dollars ($16,850,000) to be deposited in the Escrow Account. The term "Escrow Deposit" as used herein refers to such sum plus earnings thereon less disbursements or payments authorized as provided herein.

     3.  Investment of Money in the Escrow Account.  The Escrow Agent shall
         -----------------------------------------
invest the money in the Escrow Account in Permitted Investments (as defined herein) as instructed jointly by Buyer and Seller orally and confirmed in writing promptly thereafter from time to time during the term of this Escrow Agreement. The Escrow Agent shall make monthly payments to Buyer of the investment earnings on money in the Escrow Account received by the Escrow Agent until such time as Escrow Agent receives notice of a Claim (hereinafter defined) from Seller other than a Closing Claim (hereinafter defined). Thereafter, any and all investment earnings on money in the Escrow Account shall be held by the Escrow Agent and dealt with and paid in the same manner as set forth in Section 5 hereof respecting the Escrow Deposit. Decisions as to purchase or sale of each such Permitted Investments shall be made jointly by Seller and Buyer. "Permitted Investments" means: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three (3) months from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within three (3) months from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iv) certificates of deposit, other time deposits, and bankers' acceptances maturing within three (3) months from the date of acquisition thereof issued by the Escrow Agent or any bank operating under the laws of the United States of America or any state thereof or the District of Columbia which has combined capital and surplus of not less than $100,000,000; or (v) institutional money market funds organized under the laws of the United States of America or any state thereof that invest solely in any of the investments permitted under clauses (i), (ii), (iii), and (iv) hereof. To the extent that any portion of the Escrow Account may not be readily invested in such investments, the Escrow Agent may invest such portion of the Escrow Account in a money market trust account or interest bearing deposit account of the Escrow Agent, as jointly instructed by Seller and Buyer. The Escrow Agent shall have no authority or duty to invest the Escrow Account in any other obligations except as provided in this Section 3. The Escrow Agent may use its own bond department in investing the Escrow Account as aforesaid. Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund or any earnings thereon.

     4.  Presentation and Payment of Claims.  Any claim by Buyer or Seller for
         ----------------------------------
the Escrow Deposit (each, a "Claim") shall be made in accordance with this
Section 4. In the event that a Closing under Section 12.01 of the Agreement occurs, Buyer and Seller shall jointly notify the Escrow Agent of such Closing (a "Closing Claim"). In the event (i) Seller terminates the Agreement pursuant to Section 12.02(c) or (d) of the Agreement; or (ii) Buyer breaches on or prior to the Closing any material term or condition of the Agreement and such breach remains uncured by Buyer at the time Seller gives notice of a "Seller Claim" (as defined below); or (iii) Buyer refuses to proceed or tender performance at the Closing or at any time prior thereto, then, unless at the Closing there is a nonfulfillment of any of the conditions precedent in Article 7 of the Agreement, Seller shall simultaneously notify the Escrow Agent and Buyer in writing of a Claim, which notice shall state the basis of the Claim (a "Seller Claim"); provided, however, that Seller shall under no circumstances be entitled to receive the Escrow Deposit solely as a result of Buyer's nonfulfillment or non-performance of the conditions specified in Sections 8.01 and 8.05 of the Agreement. In the event the Agreement is terminated by Buyer pursuant to
Section 12.02(b) of the Agreement and Buyer has not breached any material term or condition of the Agreement or cured any such breach prior to such termination, Buyer shall simultaneously notify the Escrow Agent and Seller of a Claim, which notice shall state the basis of the Claim and that Buyer was not in breach of any material term or condition of such Agreement or has cured any such breach prior to such termination (a "Buyer Claim"). Buyer or Seller may contest a Claim by the other party by giving written notice to the Escrow Agent and the other party (each, an "Objection") within twenty (20) days after receipt of notice of a Claim ("Objection Period"). Unless otherwise advised by Buyer or Seller in writing, Escrow Agent shall assume that the receipt of notice was received by Buyer or Seller on the same day as received by Escrow Agent. The timely delivery of an Objection to a Claim will give rise to a contested claim (each, a "Contested Claim"). If the party receiving notice of a Claim does not deliver an Objection prior to the termination of an Objection Period, such party shall be deemed to have accepted the Claim as valid. Each Claim and Objection must be made in good faith upon a reasonable basis. The parties agree that any payment of the Escrow Deposit to Seller pursuant to Section 4(i), (ii) or (iii) hereof, shall not constitute liquidated damages or a penalty, and Seller shall be fully entitled to the same and to such damages in excess of such payment as Seller may otherwise be entitled or prove.

     5.   Payment of the Escrow Deposit.  At the earliest of (i) the day the
          -----------------------------
Escrow Agent receives a Closing Claim, (ii) two (2) business days following the expiration of an Objection Period, if there is no Objection to a Seller Claim, the Escrow Agent shall pay the Escrow Deposit to Seller in immediately available funds by wire transfer to such account as Seller shall have designated to the Escrow Agent, and (iii) two (2) business days following the expiration of an Objection Period, if there is no objection to a Buyer Claim, the Escrow Agent shall pay the Escrow Deposit to Buyer in immediately available funds by wire transfer to such account as Buyer shall have designated to the Escrow Agent. If there is a Contested Claim, the Escrow Agent will distribute the Escrow Deposit only in accordance with the final judgment, order or decree of the court or other judicial body that decided the underlying claim or in accordance with a settlement agreement between Seller and Buyer (any such judgment, order, decree or agreement being a "Determination of Claim"). If the Determination of Claim requires payment of the Escrow Deposit to Buyer, the Escrow Agent shall pay such amount in immediately available funds by wire transfer to such account as Buyer shall have designated to the Escrow Agent within two (2) business days of receipt of such Determination of Claim. If the Determination of Claim requires payment to Seller, the Escrow Agent shall pay such amount in immediately available funds by wire transfer to such account as Seller shall have designated to the Escrow Agent within two (2) business days of receipt of such Determination of Claim.

     6.   Rights, Obligations and Indemnification of the Escrow Agent.
          -----------------------------------------------------------

          (a) In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, that the Escrow Agent shall be liable for damages arising out of its fraud, negligence or willful misconduct under this Escrow Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to: (i) any action taken or omitted to be taken in good faith and with exercise of due care, whether or not acting upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; nor (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Escrow Agreement, not only as to such document's due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith and with exercise of due care believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this

Escrow Agreement. The Escrow Agent shall have no liability for loss arising from any cause beyond its control, including, without limitation, the following:
(x) the act, failure or neglect of any agent or correspondent selected by Seller or Buyer for the remittance of funds; (y) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; or (z) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

          (b) Seller and Buyer hereby agree to indemnify and hold harmless the Escrow Agent against any and all fees, losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the Escrow Agent hereunder, or the performance of its duties hereunder, including, without limitation, any litigation arising from this Escrow Agreement or involving the subject matter hereof or thereof; except, that if the Escrow Agent shall be found guilty of fraud, negligence, or willful misconduct under this Escrow Agreement then, in that event, the Escrow Agent shall bear all such losses, claims, damages, and expenses. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits (other than investment earnings)), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (c) The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by, or be deemed to have knowledge of any of the terms of, or incur any liability with respect to the Agreement or any other agreement or understanding to which the Escrow Agent is not a party whether or not the Escrow Agent shall have notice or knowledge thereof. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

          (d) If any part of the Escrow Deposit is at any time attached, garnished or levied upon under any court order, or if the payment or transfer of any such funds shall be stayed or enjoined by any court order, or any order, judgment or decree shall be made or entered by any court affecting such funds or any portion thereof, then in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel is binding upon it. Seller and Buyer hereby agree to indemnify the Escrow Agent and hold it harmless against any loss, liability or expense of any kind which may result, in whole or in part, from any delay in acting with respect to any such order, writ, judgment or decree. If the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to Buyer, Seller or any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may subsequently be reversed, modified, annulled, set aside or vacated.

          (e) Seller and Buyer agree that until there is a final resolution of all Claims, the Escrow Agent shall retain the Escrow Deposit under Section 5 hereof. Seller and Buyer agree with each other to use their best commercial efforts to effect prompt resolution of all disputes in accordance with the Agreement and hereby confirm that this Escrow Agreement shall not modify the obligations of the parties under the Agreement.

          (f) The Escrow Agent's activities hereunder shall be only those of, or incidental to, a passive ministerial depository and disbursing payor pursuant to the terms hereof. In the event of any disagreements or conflicting instructions resulting in adverse claims or demands being made upon the Escrow Agent in connection herewith, or in the event that the Escrow Agent in good faith is in doubt as to what action should be taken hereunder, it may, at its option, refuse to comply with any claims or demands on it, or terminate this Escrow Agreement, or refuse to take any other action hereunder, and in any such event, the Escrow Agent shall not be or become liable in any way or to any party for its failure or refusal from acting until all differences shall have been settled and all doubt resolved.

          (g) The Escrow Agent: (i) except as otherwise expressly provided herein, shall have no obligation to make any payment hereunder unless all the necessary funds and/or documents have been actually received by the Escrow Agent; (ii) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of the underlying transactions contemplated herein or in the Agreement; (iii) may rely on and shall be protected in acting upon any certificate, instrument, notice, letter, telegram, telecopy or other document delivered to the Escrow Agent and reasonably believed by the Escrow Agent to be genuine and to have been sent by the proper party or parties; and (iv) may consult its counsel regarding questions which may arise and the advice or opinion of such counsel shall be conclusive evidence of good faith in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in accordance with the advice or opinion of such counsel. However, the Escrow Agent shall be under no obligation to consult with counsel, and failure to do so shall not be evidence of a lack of good faith on the part of the Escrow Agent.

          (h) Except as specifically provided in Section 3 of this Escrow Agreement, the Escrow Agent shall have no responsibility for the investment of any funds held hereunder. The

Escrow Agent shall not be liable to Seller or Buyer and hereby disclaims any responsibility for any losses or penalties incurred with respect to any such investments. It is the intention of the parties that except as otherwise expressly provided herein, the Escrow Agent shall never be required to use or advance its own funds or otherwise incur financial liability in the performance of its duties or the exercise of any of its rights and powers hereunder.

          (i) The Escrow Agent may resign without obtaining the order of any court, by giving at least thirty (30) days prior written notice (unless waived) to Seller and Buyer and upon the taking of all the actions as described in this Subparagraph (i) by the Escrow Agent, the Escrow Agent shall have no further responsibilities hereunder to Seller and Buyer or to any other person in connection with this Escrow Agreement. Such resignation shall be effective upon the appointment by Seller and Buyer of a successor agent, which shall be a bank having combined capital and surplus of at least $50,000,000. Any such successor agent shall be appointed by a written instrument mutually satisfactory to and executed by Seller, Buyer, the Escrow Agent and the successor agent. Any successor agent appointed under the provisions of this Escrow Agreement shall have all of the same rights, powers, privileges, immunities and authority with respect to the matters contemplated herein as are granted herein to the original Escrow Agent.

          (j) It is not the intention of the parties hereto to create, nor shall this Escrow Agreement be construed as creating, a partnership or association, or to render the parties hereto liable as partners.

          (k) Notwithstanding any provision herein to the contrary, in the event of any disagreement or controversy arising under this Escrow Agreement or conflicting demands or notices are made upon the Escrow Agent growing out of or relating to this Escrow Agreement or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall have the right, at its election, to withhold and stop all further proceedings in, and performance of, this Escrow Agreement and all instructions received hereunder and file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all parties involved to interplead and litigate in such court their claims and rights among themselves and with the Escrow Agent. The foregoing remedy shall be cumulative of any other remedies available to the Escrow Agent provided hereunder or in law or at equity. Should any suit or legal proceeding be instituted growing out of or related to this Escrow Agreement, whether such suit be initiated by the Escrow Agent or others, the Escrow Agent shall have the right, at its option, to stop all further proceedings under and performance of this Escrow Agreement and of all instructions received hereunder until all differences shall have been rectified and all doubts resolved by agreement or until the rights of all parties shall have been fully and finally adjudicated.

     7.   Fees, Expenses, and Charges.  Seller and Buyer shall be jointly and
          ---------------------------
severally liable for the fees, expenses and charges as described in Schedule 1 attached hereto of the Escrow Agent, including reasonable fees, expenses, and charges of counsel engaged by it in connection with the execution of the Escrow Agreement and its services hereunder, which fees, expenses, and charges shall be payable on demand. The Escrow Agent may deduct unpaid fees, expenses and charges from the Escrow Deposit. Seller and Buyer agree that all such fees, expenses, and charges shall be borne one-half by Seller and the other one-half by Buyer.

     8.   Notices and Instructions.  All notices, advice and instructions
          ------------------------
("Notices") provided for or permitted hereunder shall be in writing and dispatched by the same means to all of the foregoing on the same day and shall be deemed given if delivered (a) personally; (b) by mail, via certified or registered mail, return receipt requested, with postage prepaid; or (c) by a nationally recognized courier service, all of which addressed to the parties hereto as follows:

          (a)  if to Seller:

               Cablevision of Chicago
               One Media Crossways
               -------------------
               Woodbury, New York  11797
               Attention:  General Counsel
               Telephone:  (516)364-8450

               With a copy to:

               Holleb & Coff
               55 East Monroe Street
               Suite 4100
               Chicago, Illinois  60603
               Attention:  Robert E. Kolek
               Telephone: (312)807-4600

          (b)  if to Buyer:

               Continental Cablevision, Inc.
               The Pilot House, Lewis Wharf
               Boston, Massachusetts  02110
               Attention:  Cristina Fernandez-Haegg
               Telephone:  (617)742-9500

               With a copy to:

               Sullivan & Worcester
               One Post Office Square
               Boston, Massachusetts  02109
               Attention:  Lee Dunham, Esq.
               Telephone:  (617)338-2800

          (c)  if to the Escrow Agent:

               Chemical Bank
               450 West 33rd Street
               New York, New York  10001
               Attention:  Escrow Administration, 15th Floor
               Telephone:  __________________

Any such Notice shall be effective upon delivery when delivered in person or three (3) business days after mailing. Any party may change its address for purposes of notice by giving Notice in accordance with the provisions of this
Section 8.

     9.   Entire Agreement; Governing Law.  This Escrow Agreement contains the
          -------------------------------
entire agreement of the parties with regard to the matters set forth herein and it may not be amended or modified except in writing signed by Buyer, Seller and the Escrow Agent. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the law of conflicts, of the State of Illinois and the Escrow Account shall be administered at the offices of the Escrow Agent.

     10.  Successors and Assigns.  This Escrow Agreement shall be binding upon
          ----------------------
and inure to the benefit of the parties hereto and their successors and permitted assigns. Except as otherwise provided herein, this Escrow Agreement shall not be assignable without the prior written consent of the other parties.

     11.  Not an Amendment.  This Escrow Agreement is not intended to amend or
          ----------------
supersede Section 12 of the Agreement.

     12.  Tax Identification Numbers.  Each party hereto, except the Escrow
          --------------------------
Agent, shall provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

     13.  Confirmation of Transfer Instructions; Certain Account Numbers.
          --------------------------------------------------------------

          (a) In the event funds transfer instructions are given (other than in writing at the time of execution of the

Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

          (b) It is understood that the Escrow Agent, in connection with any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) such party, (ii) such party's bank, or (iii) an intermediary bank.

     14.  Counterparts.  This Escrow Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which, taken together, shall constitute but one and the same document.

     IN WITNESS WHEREOF, this Escrow Agreement has been duly executed on the date first above written.

                                        SELLER:
                                        ------

                                        CABLEVISION OF CHICAGO


                                        By:  ___________________________________
                                             Its Managing General Partner


                                        By:  ___________________________________

                                             Its:_______________________________


                                        BUYER:
                                        -----

                                        CONTINENTAL CABLEVISION, INC.


                                        By:  ___________________________________
                                             Its President


                                        ESCROW AGENT:
                                        ------------

                                        CHEMICAL BANK

                                        By:  ___________________________________

                                             Its _____ President

                                  SCHEDULE 1
                                  ----------


12.5 BASIS POINTS ON THE FIRST $10,000,000 OF COLLATERAL HELD.
 6.25 BASIS POINTS THEREAFTER.

FEES ARE QUOTED ON A PER ANNUM OR PART THEREOF BASIS, WITHOUT PRORATION FOR PARTIAL YEARS.

                                  SCHEDULE 2
                                  ----------

                    Telephone Number(s) for Call-Backs and
          Person(s) Designated to Confirm Funds Transfer Instructions
          -----------------------------------------------------------


If to Buyer:

     Name                                     Telephone Number
     ----                                     ----------------

1.   _________________________                _________________________

2.   _________________________                _________________________

3.   _________________________                _________________________


If to Seller:

     Name                                     Telephone Number
     ----                                     ----------------

1.   _________________________                _________________________

2.   _________________________                _________________________

3.   _________________________                _________________________


Telephone call-backs shall be made to each of Buyer and Seller if joint instructions are required pursuant to this Agreement.

                                   EXHIBIT D

                          INDEMNITY ESCROW AGREEMENT
                          --------------------------


     This Indemnity Escrow Agreement (the "Escrow Agreement") is made and entered into this ____ day of January, 1995, by and among CABLEVISION OF CHICAGO, an Illinois limited partnership ("Seller"), CONTINENTAL CABLEVISION, INC., a Delaware corporation ("Buyer") and CHEMICAL BANK as escrow agent (the "Escrow Agent").

                               R E C I T A L S:
                               ---------------

     A. Seller and Buyer entered into that certain Asset Purchase Agreement dated as of January __, 1995 (the "Agreement") pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain of Seller's properties and assets used or held for use in connection with the ownership and operation of a CATV system located in Cook and DuPage Counties, Illinois.

     B. This Escrow Agreement is intended to provide the assurance to Buyer contemplated by Section 10.02 of the Agreement in respect of obligations of Seller to provide indemnification under the Agreement to Buyer thereunder.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto do mutually agree as follows (terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement):

     1.   Agent.  Seller and Buyer hereby appoint and designate the Escrow Agent
          -----
as escrow agent for the purposes herein set forth. All references to the "Escrow Agent," as that term is used herein, shall refer to the Escrow Agent solely in its capacity as such, and not to it in any other capacity whatsoever whether as individual, agent, fiduciary, trustee or otherwise. The Escrow Agent shall have no obligation to assure, or participate in the enforcement or performance of the Agreement whether or not the Escrow Agent shall have knowledge or notice of the terms thereof, or any acts or omissions relating thereto.

     2.   Deposit of Escrow Money.  Pursuant to the terms of the Agreement, on
          -----------------------
the date hereof, Buyer is delivering to the Escrow Agent Eight Million Four Hundred Twenty-Five Thousand Dollars ($8,425,000) to be deposited in the Escrow Account. The term "Escrow Deposit" as used herein refers to such sum plus earnings thereon less disbursements or payments authorized as provided herein.

     3.   Investment of Money in the Escrow Account.  The Escrow Agent shall
          -----------------------------------------
invest the money in the Escrow Account in Permitted

Investments (as defined herein) as instructed jointly by Buyer and Seller orally and confirmed in writing promptly thereafter from time to time during the term of this Escrow Agreement. The Escrow Agent shall make monthly payments to Seller on the last day of each calendar month of the investment earnings on money in the Escrow Account received by the Escrow Agent during that month. Decisions as to purchase or sale of each such Permitted Investments shall be made jointly by Buyer and Seller in their absolute discretion. "Permitted Investments" means: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three (3) months from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within three (3) months from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. maturing within three (3) months from the date of acquisition thereof; (iv) certificates of deposit, other time deposits, and bankers' acceptances maturing within three (3) months from the date of acquisition thereof issued by the Escrow Agent or any bank operating under the laws of the United States of America or any state thereof or the District of Columbia which has combined capital and surplus of not less than $100,000,000; or (v) institutional money market funds organized under the laws of the United States of America or any state thereof that invest solely in any of the investments permitted under clauses (i), (ii), (iii), and (iv) hereof. To the extent that any portion of the Escrow Account may not be readily invested in such investments, the Escrow Agent may invest such portion of the Escrow Account in a money market trust account or interest bearing deposit account of the Escrow Agent, as instructed jointly by Buyer and Seller. The Escrow Agent shall have no authority or duty to invest the Escrow Account in any other obligations except as provided in this Section 3. The Escrow Agent may use its own bond department in investing the Escrow Account as aforesaid. Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund or any earnings thereon.

     4.   Presentation and Payment of Claims.
          ----------------------------------

          (a) Buyer may from time to time make demand of the Escrow Agent for claims of indemnification under the Agreement by serving upon the Escrow Agent and Seller a written notice demanding payment of an indemnification claim arising under Section 10.02 of the Agreement (including, without limitation, claims for indemnification against third party claims asserted against Buyer). Such notice shall be deemed given only upon receipt by Seller and the Escrow Agent and shall not be deemed given hereunder unless such notice shall set forth the nature of the claim, the amount of the claim, and a statement of the facts underlying the claim in sufficient detail so that the nature of the claim and the basis of any liability of Seller under the Agreement can be reasonably ascertained by a reasonable person within the time contemplated in Section 4(b) hereof.

          (b) Seller may reply to such demand made under Section 4(a) hereof by written notice given to Buyer with a copy to the Escrow Agent, which notice shall state whether Seller agrees or disagrees that the claim asserted by Buyer is a valid claim under the Agreement and agrees or disagrees with respect to the amount of the claim. If, within thirty (30) days after the later of the receipt by Seller or Escrow Agent of the demand, Seller does not give to the Escrow Agent and Buyer a notice which asserts that a dispute exists with respect to such claim, then the Escrow Agent shall pay to Buyer the amount of the claim and the Escrow Deposit shall be reduced to the extent thereof. Unless otherwise notified by Seller in writing, Escrow Agent shall assume that the demand was received by Seller on the same day as received by Escrow Agent. If such notice admits that a portion of the claim is a valid claim under Section 10.02 of the Agreement, the Escrow Agent shall disburse to Buyer the amount so admitted.

          (c) If the notice given by Seller as provided in Section 4(b) hereof disputes the claim asserted by Buyer or the amount thereof, then the amount of the demand less any amount admitted by Seller as due Buyer by its notice under
Section 4(b) and disbursed to Buyer, shall be treated as a disputed claim ("Disputed Claim") and the amount of such claim shall be held by the Escrow Agent as an undivided portion of the Escrow Deposit until the earlier to occur of (i) its receipt of a joint direction executed by Seller and Buyer with respect to such amount, or (ii) the receipt of a final judgment, order or decree of the Court or other judicial body that decided the underlying claim with respect to such amount ("Final Judgment"). The aggregate of all such Disputed Claims in respect of the Escrow Deposit is sometimes herein referred to as the "Reserve".

Unless otherwise advised by Buyer or Seller in writing, Escrow Agent shall assume that the receipt of notice was received by Buyer or Seller on the same day as received by Escrow Agent.

     5.   Distributions.
          -------------

          (a) On or after ___________________, 1996, the Escrow Agent shall disburse to Seller, on its request, the amount of the Escrow Deposit then held by the Escrow Agent less the aggregate amount of the Reserve.

          (b) On the mutual consent of Buyer and Seller, the Escrow Agent shall make such distributions to Buyer or Seller as shall be specified in a joint written direction to the Escrow Agent executed by such parties and delivered to the Escrow Agent.

          (c) On and in accordance with a Final Judgment, the Escrow Agent shall make such distributions to Buyer, Seller or both, as shall be specified in a Final Judgment.

Any distribution required to be made by the Escrow Agent under this Agreement shall be made by the Escrow Agent promptly upon liquidation or transfer of an investment required for such distribution.

     6.   Rights, Obligations and Indemnification of the Escrow Agent.
          -----------------------------------------------------------

          (a) In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which it may incur as a result of the Escrow Agent so acting, or failing to act; provided, that the Escrow Agent shall be liable for damages arising out of its fraud, negligence or willful misconduct under this Escrow Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to: (i) any action taken or omitted to be taken in good faith and with exercise of due care, whether or not acting upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; nor (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Escrow Agreement, not only as to such document's due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith and with exercise of due care believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement. The Escrow Agent shall have no liability for loss arising from any cause beyond its control, including, without limitation, the following: (x) the act, failure or neglect of any agent or correspondent selected by Seller or Buyer for the remittance of funds; (y) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; or (z) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

          (b) Seller and Buyer hereby agree to indemnify and hold harmless the Escrow Agent against any and all fees, losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the Escrow Agent hereunder, or the performance of its duties hereunder, including, without limitation, any litigation arising from this Escrow Agreement or involving the subject matter hereof or thereof; except, that if the Escrow Agent shall be found guilty of fraud, negligence or willful misconduct under this Escrow Agreement then, in that event, the Escrow Agent shall bear all such losses, claims, damages, and expenses. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits (other than investment earnings)), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (c) The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by, or be deemed to have knowledge of any of the terms of, or incur any liability with respect to the Agreement or any other agreement or understanding to which the Escrow Agent is not a party whether or not the Escrow Agent shall have notice or knowledge thereof. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

          (d) If any part of the Escrow Deposit is at any time attached, garnished or levied upon under any court order, or if the payment or transfer of any such funds shall be stayed or enjoined by any court order, or any order, judgment or decree shall be made or entered by any court affecting such funds or any portion thereof, then in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel is binding upon it. Seller and Buyer hereby agree to indemnify the Escrow Agent and hold it harmless against any loss, liability or expense of any kind which may result, in whole or in part, from any delay in acting with respect to any such order, writ, judgment or decree. If the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to Buyer, Seller or any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may subsequently be reversed, modified, annulled, set aside or vacated.

          (e) Seller and Buyer agree that until there is a final resolution of all Disputed Claims, the Escrow Agent shall retain the Reserve under Section 5 hereof. Seller and Buyer agree with each other to use their reasonable commercial efforts to effect prompt resolution of all disputes in accordance with the

Agreement and hereby confirm that this Escrow Agreement shall not modify the obligations of the parties under the Agreement.

          (f) The Escrow Agent's activities hereunder shall be only those of, or incidental to, a passive ministerial depository and disbursing payor pursuant to the terms hereof. In the event of any disagreements or conflicting instructions resulting in adverse claims or demands being made upon the Escrow Agent in connection herewith, or in the event that the Escrow Agent in good faith is in doubt as to what action should be taken hereunder, it may, at its option, refuse to comply with any claims or demands on it, or terminate this Escrow Agreement, or refuse to take any other action hereunder, and in any such event, the Escrow Agent shall not be or become liable in any way or to any party for its failure or refusal from acting until all differences shall have been settled and all doubt resolved.

          (g) The Escrow Agent: (i) except as otherwise expressly provided herein, shall have no obligation to make any payment hereunder unless all the necessary funds and/or documents have been actually received by the Escrow Agent; (ii) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of the underlying transactions contemplated herein or in the Agreement; (iii) may rely on and shall be protected in acting upon any certificate, instrument, notice, letter, telegram, telecopy or other document delivered to the Escrow Agent and reasonably believed by the Escrow Agent to be genuine and to have been sent by the proper party or parties; and (iv) may consult its counsel regarding questions which may arise and the advice or opinion of such counsel shall be conclusive evidence of good faith in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in accordance with the advice or opinion of such counsel. However, the Escrow Agent shall be under no obligation to consult with counsel, and failure to do so shall not be evidence of a lack of good faith on the part of the Escrow Agent.

          (h) Except as specifically provided in Section 3 of this Escrow Agreement, the Escrow Agent shall have no responsibility for the investment of any funds held hereunder. The Escrow Agent shall not be liable to Seller or Buyer and hereby disclaims any responsibility for any losses or penalties incurred with respect to any such investments. It is the intention of the parties that except as otherwise expressly provided herein, the Escrow Agent shall never be required to use or advance its own funds or otherwise incur financial liability in the performance of its duties or the exercise of any of its rights and powers hereunder.

          (i) The Escrow Agent may resign without obtaining the order of any court, by giving at least thirty (30) days prior written notice (unless waived) to Seller and Buyer and upon the taking of all the actions as described in this Subparagraph (i) by the Escrow Agent, the Escrow Agent shall have no further responsibilities hereunder to Seller and Buyer or to any other person in connection with this Escrow Agreement. Such resignation shall be effective upon the appointment by Seller and Buyer of a successor agent, which shall be a bank having combined capital and surplus of at least $50,000,000. Any such successor agent shall be appointed by a written instrument mutually satisfactory to and executed by Seller, Buyer, the Escrow Agent and the successor agent. Any successor agent appointed under the provisions of this Escrow Agreement shall have all of the same rights, powers, privileges, immunities and authority with respect to the matters contemplated herein as are granted herein to the original Escrow Agent.

          (j) It is not the intention of the parties hereto to create, nor shall this Escrow Agreement be construed as creating, a partnership or association, or to render the parties hereto liable as partners.

          (k) Notwithstanding any provision herein to the contrary, in the event of any disagreement or controversy arising under this Escrow Agreement or conflicting demands or notices are made upon the Escrow Agent growing out of or relating to this Escrow Agreement or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall have the right, at its election, to withhold and stop all further proceedings in, and performance of, this Escrow Agreement and all instructions received hereunder and file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all parties involved to interplead and litigate in such court their claims and rights among themselves and with the Escrow Agent. The foregoing remedy shall be cumulative of any other remedies available to the Escrow Agent provided hereunder or in law or at equity. Should any suit or legal proceeding be instituted growing out of or related to this Escrow Agreement, whether such suit be initiated by the Escrow Agent or others, the Escrow Agent shall have the right, at its option, to stop all further proceedings under and performance of this Escrow Agreement and of all instructions received hereunder until all differences shall have been rectified and all doubts resolved by agreement or until the rights of all parties shall have been fully and finally adjudicated.

     7.   Fees, Expenses, and Charges.  Seller and Buyer shall be jointly and
          ---------------------------
severally liable for the fees, expenses and charges as described in Schedule 1 attached hereto of the Escrow Agent, including reasonable fees, expenses, and charges of counsel engaged by it in connection with the execution of the Escrow Agreement and its services hereunder, which fees, expenses, and charges shall be payable on demand. The Escrow Agent may deduct unpaid fees, expenses and charges from the Escrow Deposit. Seller and Buyer agree that all such fees, expenses, and charges shall be borne one-half by Seller and the other one-half by Buyer.

     8.   Notices and Instructions.  All notices, advice and instructions
          ------------------------
("Notices") provided for or permitted hereunder shall be in writing and dispatched by the same means to all of the foregoing on the same day and shall be deemed given if delivered (a) personally; (b) by mail, via certified or registered mail, return receipt requested, with postage prepaid; or (c) by a nationally recognized courier service, all of which addressed to the parties hereto as follows:

          (a)  if to Seller:

               Cablevision of Chicago
               One Media Crossways
               Woodbury, New York  11797
               Attention:  General Counsel
               Telephone:  (516)364-8450

               With a copy to:

               Holleb & Coff
               55 East Monroe Street
               Suite 4100
               Chicago, Illinois  60603
               Attention:  Robert E. Kolek
               Telephone: (312)807-4600

          (b)  if to Buyer:

               Continental Cablevision, Inc.
               The Pilot House, Lewis Wharf
               Boston, Massachusetts  02110
               Attention:  Cristina Fernandez-Haegg
               Telephone:  (617)742-9500

               With a copy to:

               Sullivan & Worcester
               One Post Office Square
               Boston, Massachusetts  02109
               Attention:  Lee Dunham, Esq.
               Telephone:  (617)338-2800

          (c)  if to the Escrow Agent:

               Chemical Bank
               450 West 33rd Street
               New York, New York  10001
               Attention:  Escrow Administration, 15th Floor
               Telephone:  __________________

Any such Notice shall be effective upon delivery when delivered in person or three (3) business days after mailing. Any party may change its address for purposes of notice by giving Notice in accordance with the provisions of this
Section 8.

     9.   Entire Agreement; Governing Law.  This Escrow Agreement contains the
          -------------------------------
entire agreement of the parties with regard to the matters set forth herein and it may not be amended or modified except in writing signed by Buyer, Seller and the Escrow Agent. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the law of conflicts, of the State of Illinois and the Escrow Account shall be administered at the offices of the Escrow Agent.

     10.  Successors and Assigns.  This Escrow Agreement shall be binding upon
          ----------------------
and inure to the benefit of the parties hereto and their successors and permitted assigns. Except as otherwise provided herein, this Escrow Agreement shall not be assignable without the prior written consent of the other parties.

     11.  Not an Amendment.  This Escrow Agreement is not intended to amend or
          ----------------
supersede Section 10 of the Agreement.

     12.  Tax Identification Numbers.  Each party hereto, except the Escrow
          --------------------------
Agent, shall provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

     13.  Confirmation of Transfer Instructions; Certain Account Numbers.
          --------------------------------------------------------------

          (a) In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on
Schedule 2 hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

          (b) It is understood that the Escrow Agent, in connection with any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) such party, (ii) such party's bank, or (iii) an intermediary bank.

     14.  Counterparts.  This Escrow Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which, taken together, shall constitute but one and the same documents.

     IN WITNESS WHEREOF, this Escrow Agreement has been duly executed on the date first above written.
                                        SELLER:
                                        ------

                                        CABLEVISION OF CHICAGO



                                        By:  ___________________________________
                                             its Managing General Partner



                                        By:  ___________________________________
                                                   Its:_________________________


                                        BUYER:
                                        -----

                                        CONTINENTAL CABLEVISION, INC.



                                        By:  ___________________________________
                                             Its President


                                        ESCROW AGENT:
                                        ------------

                                        CHEMICAL BANK



                                        By:  ___________________________________
                                             Its _____ President

                                  SCHEDULE 1
                                  ----------


12.5 BASIS POINTS ON THE FIRST $10,000,000 OF COLLATERAL HELD.
 6.25 BASIS POINTS THEREAFTER.

FEES ARE QUOTED ON A PER ANNUM OR PART THEREOF BASIS, WITHOUT PRORATION FOR PARTIAL YEARS.

                                  SCHEDULE 2
                                  ----------

                    Telephone Number(s) for Call-Backs and
          Person(s) Designated to Confirm Funds Transfer Instructions
          -----------------------------------------------------------


If to Buyer:

     Name                                     Telephone Number
     ----                                     ----------------

1.   _________________________                _________________________

2.   _________________________                _________________________

3.   _________________________                _________________________


If to Seller:

     Name                                     Telephone Number
     ----                                     ----------------

1.   _________________________                _________________________

2.   _________________________                _________________________

3.   _________________________                _________________________

Telephone call-backs shall be made to each of Buyer and Seller ifjoint instructions are required pursuant to this Agreement.

                                   EXHIBIT E

                      BILL OF SALE AND GENERAL ASSIGNMENT


     KNOW ALL PERSONS BY THESE PRESENTS, that Cablevision of Chicago, an Illinois limited partnership ("Seller"), for and in consideration of the Purchase Price (as hereinafter defined), and other good and valuable consideration to it paid by Continental Cablevision, Inc. a Delaware corporation ("Buyer"), the receipt, sufficiency and adequacy of which are hereby acknowledged, do hereby bargain, sell, assign, transfer, convey and deliver unto Buyer, the "Acquired Assets" as defined in that certain Asset Purchase Agreement made by and between Seller and Buyer, dated as of ____________, 199_ (the "Purchase Agreement"), other than real property held in fee by Seller which is conveyed to Buyer as of the date hereof pursuant to special warranty or trustee's deeds. Any capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

     Except as expressly provided in the Purchase Agreement, Seller hereby expressly disclaims any and all warranties or representations made to Buyer, whether relating to the condition, the operation, the adequacy or otherwise of the personal property which is part of the Acquired Assets. IN THAT CONNECTION, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, BUYER HEREBY AGREES THAT IT WILL ACCEPT THE PERSONAL PROPERTY WHICH IS PART OF THE ACQUIRED ASSETS "AS IS" AND "WHERE IS". EXCEPT AS AFORESAID, SELLER MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER ORAL OR WRITTEN, OR EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR THE CONDITION OF THE PERSONAL PROPERTY WHICH IS PART OF THE ACQUIRED ASSETS OR THE FITNESS OR SUITABILITY THEREOF FOR ANY PARTICULAR OR GENERAL USE OR PURPOSE EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT.

     Seller covenants that it will execute and deliver such documents as may be necessary to evidence and effect the sale, transfer, conveyance and assignment of the personal property which is part of the Acquired Assets to Buyer.

     This Bill of Sale and General Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

     This Bill of Sale and General Assignment shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and permitted assigns. Buyer shall have the right to assign all of its rights and obligations under this Bill of Sale and General Assignment to a partnership of which Buyer is a general partner or a corporation all of whose stock is owned by Buyer and in such event, all references to Buyer hereunder shall refer to said partnership or said corporation, but Buyer shall continue to be liable for all obligations of

Buyer under the Purchase Agreement. This Bill of Sale and General Assignment may not otherwise be assigned by any party without the prior written consent of the other party hereto. Further, nothing set forth herein shall be deemed to constitute any person or entity as a third party beneficiary of this Bill of Sale and General Assignment.

     THIS BILL OF SALE AND GENERAL ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF ILLINOIS.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale and General Assignment to be executed and delivered on this ____ day of __________, 1995.

                                            SELLER:
                                            ------

                                            CABLEVISION OF CHICAGO, an
                                            Illinois limite partnership


                                            By: __________________________
                                                General Partner


DULY ACKNOWLEDGED AND AGREED TO AS
OF THE DATE FIRST SET FORTH ABOVE:

BUYER:
- -----

CONTINENTAL CABLEVISION, INC.
a Delaware corporation


By: __________________________

    Its: _____________________

                                   EXHIBIT F
                                   ---------


                       [ON LETTERHEAD OF HOLLEB & COFF]










                             ______________, 1995



Continental Cablevision, Inc.
The Pilot House, Lewis Wharf
Boston, Massachusetts  02110

     Re:  Sale of CATV System by Cablevision of Chicago

Ladies and Gentlemen:

     We have acted as counsel for Cablevision of Chicago, an Illinois limited partnership ("Seller"), in connection with the sale by Seller and the purchase by you ("Buyer") of substantially all of the assets of Seller, pursuant to that certain Asset Purchase Agreement (the "Agreement"), dated as of January __, 1995, by and between Seller and Buyer. This opinion is being furnished pursuant to Section 6.01(c) of the Agreement. Capitalized terms used herein and not otherwise defined herein are used as defined in the Agreement.

     As a basis for providing the opinions set forth herein, we have made such investigations of law as we have deemed necessary and relevant. As to matters of fact, we have relied solely upon: (1) information obtained from public officials and public records; (2) the representations and warranties of Seller contained in the Agreement; and (3) representations and statements of responsible officers of Seller made to us. We have not independently verified factual information provided to us. However, we have no knowledge that would lead us to believe that any such information is inaccurate.

     In this connection, we have examined the following documents:

     (i) A fully executed original of the Agreement, including all schedules and exhibits attached hereto;

     (ii) Certificates executed on behalf of Seller included in the closing documents;

     (iii)     The Limited Partnership Agreement;

     (iv) A copy of the Articles of Limited Partnership of Seller certified as true and correct by the Secretary of State of Illinois; and

     (vi) A certificate dated ______, 1995, from the Secretary of State of Illinois attesting to the continued existence of Seller.

     In addition, we have examined such partnership records of Seller and such other agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge, we are referring solely to the conscious awareness of the particular Holleb & Coff attorneys who have devoted substantive attention to the matters contemplated by the Agreement. No inference as to our actual or imputed knowledge concerning such facts should be drawn from the fact of our past or current representation of Seller or any affiliate of Seller.

     For the purpose of providing our opinion, we have assumed: (i) the genuineness of all signatures (other than signatures on behalf of Seller) on all documents; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity to the originals of all documents submitted to us as copies; (iv) the correctness and accuracy of all facts set forth in all certificates and reports examined by us as a basis for this opinion; (v) concerning individuals, the legal capacity and competency to enter into and perform any contracts; (vi) the due execution and delivery, pursuant to due authorization, of the Agreement and all other Documents (hereinafter defined) by all parties to the Agreement other than Seller; and (vii) that the Agreement and the other Documents constitute the legal, valid and binding obligations of all parties thereto other than Seller, enforceable against such parties in accordance with their respective terms.

     Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. Seller is a limited partnership duly formed and in good standing under Illinois law with all requisite power and authority under the Limited Partnership Agreement to conduct its business and operations as presently conducted.

     2. Seller has all requisite power and authority under the Limited Partnership Agreement to execute, deliver and perform the Agreement and all documents contemplated therein to be executed and delivered by Seller (collectively, the "Documents"). The execution, delivery and performance of the Agreement and the other Documents have been duly authorized by all necessary action by Seller. The Agreement and the other Documents have each been duly executed and delivered by Seller and each is the valid and binding obligation of Seller enforceable against Seller in accordance with their respective terms.

     3. After the inquiry described herein, we have no knowledge of any material consents which are required in connection with the performance of the Agreement other than those referred to in the Agreement, including, without limitation, Schedule 3.02 of the Agreement. Except as disclosed in the Agreement, we have no knowledge of any (x) material proceedings at law or in equity pending against Seller, the CATV Business or the Acquired Assets (based solely on a review of our firm's internal docket and pending suit search reports received from Lexis Document Services for Illinois State Courts and the Counties of Cook and DuPage dated ________________), or (y) material proceedings at law or in equity threatened against Seller, the CATV Business or the Acquired Assets (based solely on a certificate of an officer of Seller), or, (z) judgment which is outstanding against Seller, or, to or by which, Seller, or any of the Acquired Assets or the CATV Business, is subject or bound (based solely on judgment search reports from _________________ for Illinois State Courts and the Counties of Cook and DuPage dated __________________).

     4. The execution, delivery and performance by Seller of the Agreement and the other Documents do not contravene the Limited Partnership Agreement, nor will the execution of the Agreement or consummation of the transactions provided therein create or impose any Encumbrance (except for Permitted Encumbrances) upon any of the Acquired Assets (except that no opinion is given as to Real Property covered by title insurance policies).

     5. The instruments of transfer and conveyance delivered by Seller to Buyer at Closing are in form sufficient under Illinois law to effect the transfer of title to the Acquired Assets in accordance with the Agreement (except that no opinion is given as to Real Property covered by title insurance policies). Based solely on search reports received from Lexis Document Services for UCC liens filed with the Illinois Secretary of State and the Recorder of Deeds of Cook and DuPage Counties, there are no Encumbrances other than Permitted Encumbrances on the personal property which is a part of the Acquired Assets.

     In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following;

     (i) Our opinion with respect to the legality, validity, binding effect and enforceability of the Agreement and the other Documents is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, moratorium or similar law and to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity, at law or otherwise).

     (ii) We do not hereby express an opinion as to the strict enforceability of each and every right, remedy and power contained in the Agreement and the other Documents (including, without limitation, provisions concerning self-help, summary remedies, or the appointment or designation of a receiver), in accordance with their terms under all facts and circumstances. However, it is our opinion that the remedies and provisions contained in the Agreement that would be enforceable are sufficient as a whole, subject to the qualifications elsewhere herein stated, for the practical realization of the essential benefits intended thereby.

    (iii) We call your attention to the following matters as to which we express no opinion:

          (a) Any agreements in the Agreement and the other Documents for payment or reimbursement of costs, fees and expenses or indemnification for claims, losses or liabilities to the extent any such provision may be determined by a court or other tribunal to be in an unreasonable amount, to constitute a penalty or to be contrary to public policy;

          (b) Any agreements in the Agreement and the other Documents to the jurisdiction or venue of a particular court or to the waiver of the right to jury trial; and

          (c) Certain other provisions contained in the Agreement and the other Documents may be limited or rendered ineffective by a court or other tribunal, applicable laws or judicial decisions governing such provisions or holding their enforcement to be unreasonable under the then existing circumstances or contrary to public policy, but such laws and judicial or other tribunal's decisions do not, in our opinion, render the Agreement invalid as a whole.

    (iv) For purposes of providing the opinions set forth herein, we are relying on the assumption that your counsel has not given advice to you that is contrary to any opinion rendered herein, and on the further assumption that neither you nor your counsel has any knowledge that is either inconsistent with the opinions set forth herein or that causes you to believe that the opinions expressed herein are incorrect. If, to your knowledge, circumstances are such that our reliance on the foregoing assumptions is inappropriate, and you have not informed us thereof in writing prior to our issuance of this opinion letter, then any of our opinions set forth herein that relate to or are affected by such circumstances shall be deemed not to have been given.

     Our opinions are limited to the matters expressly set forth herein, and no opinion is implied, nor is any to be inferred, beyond the matters expressly so stated.

     We are attorneys admitted to practice in the State of Illinois, and we express no opinion with respect to any matter insofar as it is governed by laws other than the laws of the State of Illinois and the Federal laws of the United States. Furthermore, Piper & Marbury (Seller's FCC Counsel), is concurrently issuing an opinion to you which pertains to FCC matters and therefor, no opinion should be implied, nor is any to be inferred, respecting FCC matters, whatsoever.

     This opinion is rendered solely for your information and assistance in connection with the transactions described in the Documents, and may not be relied upon by any other person or entity or for any other purpose without our prior written consent. Further, the opinions herein are expressed as of the date hereof, and we assume no obligation to revise, supplement or update this opinion after the date hereof.

                                                  Very truly yours,

                                                  HOLLEB & COFF

                                   EXHIBIT G
                                   ---------

                    FORM OF OPINION OF SELLER'S FCC COUNSEL
                    ---------------------------------------



Gentlemen:

     This firm serves as special communications counsel to Cablevision of Chicago, L.P. ("Cablevision"). In connection with the sale of the cable television systems identified in Attachment A herein (the "Systems") to ________________, pursuant to an Asset Purchase Agreement dated __________, Cablevision has asked us to deliver this opinion concerning the regulation of the Systems by the Federal Communications Commission (the "FCC") and the United States Copyright Office (the "Copyright Office").

     This opinion is limited to matters arising under the Communciations Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC promulgated thereunder, and the Copyright Act of 1976, as amended (the "Copyright Act"), and the rules and regulations of the Copyright Officer promulgated thereunder. We have not reviewed, and are not rendering an opinion with respect to, matters of compliance with the requirements of local franchises and regulations applicable to the Systems.

     In connection with this opinion, we have relied upon an examination of our own files and available files of the FCC and the Copyright Office. We have also relied upon written statements and representations of officers and employees of Cablevision and upon the factual representations of Cablevision contained in the Agreement. With respect to the technical operation of the Systems, we have made no on-site inspections, have no experience in that area, and make no representations in relation therewith.

     In stating our opinion, we have assumed the genuineness of all signatures of, and the incumbency, authority and power of, the officers and other persons and entities executing the filings and applications submitted to the FCC and the Copyright Office, the authenticity of all documents contained in the files of the FCC and the Copyright Office, and the accuracy of the FCC and the Copyright Office records. We have also assumed the conformity to the original documents of copies provided to us by Cablevision of filings made with the FCC and the Copyright Office.

     Based on the foregoing, we are of the opinion that:

     (1) Cablevision's sale of the Systems does not, and at the closing will not, require any prior authorization, consent or approval of the FCC, except for assignment of the FCC licenses associated with the Systems listed in Attachment B herein.

     (2) To the best of our knowledge, the Systems are in material compliance with the provisions of the Communications Act and the rules and regulations of the FCC applicable to the Systems.

     (3) Cablevision has filed all necessary Statements of Account with the Copyright Office in connection with the Systems commencing with the 1979-2 accounting period, and all copyright royalty fees required to be paid under the Copyright Act in connection with the Systems have been paid. To our knowledge, after due inquiry, there have been no communications received from the Copyright Office or any other party which question the Statements of Account or any copyright payments made by Cablevision with respect to the Systems, nor are we aware of any claim, action, or demand for copyright infringement or for non-payment of royalties pending or threatened against Cablevision with respect to the Systems.

     (4) There is no FCC action or proceeding pending, or to our knowledge, any FCC investigation or proceeding threatened in writing against Cablevision in connection with the Systems which, if adversely determined, would result in any material adverse change in the operation of the systems, or would materially adversely affect the right, title or interest of Cablevision in the Systems.

     This opinion has been prepared solely for your use in connection with the closing of the transaction under the Agreement, and should not be quoted in full or in part or otherwise referred to, or be filed with or furnished to, any government agency or other person or entity not involved in said transaction without the prior consent of this firm.

                                  Sincerely,

                                   EXHIBIT H
                                   ---------


                      [ON LETTERHEAD OF BUYER'S COUNSEL]







                             ______________, 1995



Cablevision of Chicago
One Media Crossways
Woodbury, New York  11797

                              Re:  Purchase of CATV System by Cablevision of
Chicago

Ladies and Gentlemen:

                              We have acted as counsel for Continental
Cablevision, Inc., a Delaware corporation ("Buyer") in connection with the sale by you ("Seller") and the purchase by Buyer of substantially all of the assets of Seller, pursuant to that certain Asset Purchase Agreement (the "Agreement"), dated as of January __, 1995, by and between Seller and Buyer. This opinion is being furnished pursuant to Section 6.02(d) of the Agreement. Capitalized terms used herein and not defined herein are used as defined in the Agreement.

                              As a basis for providing the opinions set forth
herein, we have made such investigations of law as we have deemed necessary and relevant. As to matters of fact, we have relied solely upon: (1) information obtained from public officials and public records; (2) the representations and warranties of Buyer contained in the Agreement; and (3) representations and statements of responsible officers of Buyer made to us. We have not independently verified factual information provided to us. However, we have no knowledge that would lead us to believe that any such information is inaccurate.

                              In this connection, we have examined the following
documents:

                              (i) A fully executed original of the Agreement, including all schedules and exhibits attached hereto;

                              (ii) Certificates executed on behalf of Buyer included in the closing documents;

                              (iii)
                              A copy of proceedings of the Board of Directors of Buyer, certified by the Secretary or Assistant Secretary of Buyer, authorizing the execution and delivery of the Agreement and the other Documents;

                              (iv)
                                  A copy of the Articles of Incorporation of Buyer as in effect on the date hereof ("Articles");

                              (v) The By-Laws of Buyer as in effect on the date
                                  hereof ("By-Laws"); and

                              (vi)
                                  A certificate dated ______________, 199_ from the Secretary of State of ___________ attesting to the continued corporate existence and good standing of Buyer in ___________.

                              In addition, we have examined such corporate
records of Buyer and such other agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed.
                              Whenever our opinion with respect to the existence
or absence of facts is indicated to be based on our knowledge, we are referring solely to the conscious awareness of the particular Sullivan & Worcester attorneys who have devoted substantive attention to the matters contemplated by the Agreement. No inference as to our actual or imputed knowledge concerning such facts should be drawn from the fact of our past or current representation of Buyer.

                              For the purpose of providing our opinion, we have
assumed: (i) the genuineness of all signatures (other than signatures on behalf of Buyer) on all documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the correctness and accuracy of all facts set forth in all certificates and reports examined by us as a basis for this opinion; (v) concerning individuals, the legal capacity and competency to enter into and perform any contracts; (vi) the due execution and delivery, pursuant to due authorization, of the Agreement and all other Documents (hereinafter defined) by all parties to the Agreement other than Buyer; and (vii) that the Agreement and the other Documents constitute the legal, valid and binding obligations of all parties thereto other than Buyer, enforceable against such parties in accordance with its terms.

                              Based upon the foregoing, and subject to the
assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                              1.   Buyer is a corporation duly organized,
existing and in good standing under Delaware law with all requisite corporate power and authority to conduct its business and operations as presently conducted.

                              2.   Buyer has all requisite corporate power and
authority to execute, deliver and perform the Agreement and all documents contemplated therein to be executed and delivered by Buyer (collectively, the "Documents"). The execution, delivery and performance of the Agreement and the other Documents have been duly authorized by all necessary action by Buyer. Assuming the laws of the State of Illinois are identical to the laws of the State of Massachusetts, the Agreement and the other Documents have each been duly executed and delivered by Buyer and each is the valid and binding obligation of Buyer enforceable against Buyer in accordance with their respective terms.

                              3.   After the inquiry described herein, we have
no knowledge of any consents which are required in connection with the Buyer's performance of the Agreement other than those referred to in Section 4.05 of the Agreement. Except as disclosed in the Agreement, we have no knowledge of any (x) pending material proceedings at law or in equity pertaining to or affecting the consummation or performance of the transactions contemplated by the Documents (based solely on a review of our firm's internal docket and pending suit search reports received from _______________________), or (y) material proceedings at law or in equity threatened against Buyer or any of its assets or business pertaining to or affecting the consummation or performance of the transactions contemplated by the Documents (based solely on a certificate of an officer of Buyer), or (z) judgment which is outstanding against Buyer pertaining to or affecting the consummation or performance of the transactions contemplated by the Documents, or, to or by which, Buyer, or any of its assets or business, is subject or bound (based solely on judgment search reports from ____________).

                              4.  The execution, delivery and performance by
Buyer of the Agreement and the other Documents does not contravene Buyer's Articles and By-Laws.

                              In addition to any assumptions, qualifications and
other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

     (i) Our opinion with respect to the legality, validity, binding effect and enforceability of the Agreement and other Documents is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, moratorium or similar law and to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity, at law or otherwise).

    (ii) We do not hereby express an opinion as to the strict enforceability of each and every right, remedy and power contained in the Agreement and the other Documents (including, without limitation, provisions concerning self-help, summary remedies, or the appointment or designation of a receiver), in accordance with their terms under all facts and circumstances. However, it is our opinion that the remedies and provisions contained in the Agreement that would be enforceable are sufficient as a whole, subject to the qualifications elsewhere herein stated, for the practical realization of the essential benefits intended thereby.

   (iii) We call your attention to the following matters as to which we express no opinion:

          (a) Any agreements in the Agreement and the other Documents for payment or reimbursement of costs, fees and expenses or indemnification for claims, losses or liabilities to the extent any such provision may be determined by a court or other tribunal to be in an unreasonable amount, to constitute a penalty or to be contrary to public policy;

          (b) Any agreements in the Agreement and the other Documents to the jurisdiction or venue of a particular court or to the waiver of the right to jury trial; and

          (c) Certain other provisions contained in the Agreement and the other Documents may be limited or rendered ineffective by a court or other tribunal, applicable laws or judicial decisions governing such provisions or holding their enforcement to be unreasonable under the then existing circumstances or contrary to public policy, but such laws and judicial or other tribunal's decisions do not, in our opinion, render the Agreement invalid as a whole.

     (iv) For purposes of providing the opinions set forth herein, we are relying on the assumption that your counsel has not given advice to you that is contrary to any opinion rendered herein, and on the further assumption that neither you nor your counsel has any knowledge that is either inconsistent with the opinions set forth herein or that causes you to believe that the opinions expressed herein are incorrect. If, to your knowledge, circumstances are such that our reliance on the foregoing assumptions is inappropriate, and you have not informed us thereof in writing prior to our issuance of this opinion letter, then any of our opinions set forth herein that relate to or are affected by such circumstances shall be deemed not to have been given.

     Our opinions are limited to the matters expressly set forth herein, and no opinion is implied, nor is any to be inferred, beyond the matters expressly so stated.

     We are attorneys admitted to practice in the State of Massachusetts, and we express no opinion with respect to any matter insofar as it is governed by laws other than the laws of the State of Massachusetts, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

     This opinion is rendered solely for your information and assistance in connection with the transactions described in the Documents, and may not be relied upon by any other person or entity or for any other purpose without our prior written consent. Further, the opinions herein are expressed as of the date hereof, and we assume no obligation to revise, supplement or update this opinion after the date hereof.

[IF RIGHTS UNDER AGREEMENT ASSIGNED TO ILLINOIS AFFILIATE THAT IS ACCEPTABLE TO SELLER, LOCAL COUNSEL WILL GIVE SELLER ENFORCEABILITY, EXECUTION, DELIVERY AND PERFORMANCE OPINION.]

                                                    Very truly yours,


                                                    Sullivan & Worcester

                                   EXHIBIT I

                   FORM OF RETAINED SYSTEM ESCROW AGREEMENT
                   ----------------------------------------


     THIS AGREEMENT, dated as of the ____ day of January, 1995, (this "Agreement"), by and among Cablevision of Chicago, an Illinois limited partnership ("Seller"), Continental Cablevision, Inc., a Delaware corporation ("Buyer"), and [CHEMICAL BANK] (the "Escrow Agent").


                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement, dated as of January __, 1995 (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase from Seller certain of Seller's assets used in connection with the ownership and operation of cable television systems located in Cook and DuPage Counties, Illinois, pursuant to the terms and conditions set forth in the Purchase Agreement; and

     WHEREAS, Seller has informed Buyer that (i) Seller has not obtained the
                                              -
consent (the "Required Consent") required to transfer to Buyer the franchise(s) (the "Franchise(s)") relating to the cable television systems listed on Annex A hereto (the "Retained Systems"), and (ii) Seller and Buyer intend to obtain the
                                      --
Required Consents necessary to transfer the Franchise(s) to Buyer as soon as possible after the Closing Date; and

     WHEREAS, in order to guarantee the payment to Seller of the portion of the Purchase Price (as defined in the Purchase Agreement) relating to each of the Retained Systems, Seller and Buyer desire to enter into this Agreement to set forth the terms and conditions of the escrow deposit of a portion of the Purchase Price and the subsequent disbursement of such amounts to Seller in accordance with the terms provided for herein.

     NOW, THEREFORE, in consideration of the foregoing and of the promises contained herein, the parties hereto agree as follows:


                                  ARTICLE 1.
                                     FUNDS
                                     -----

     1.1.  Delivery.  Simultaneously with the execution of this Agreement,
           --------
Buyer will deliver to the Escrow Agent cash in the aggregate amount of $______________ representing that amount of the Purchase Price attributable to the Retained Systems, to be held in escrow pursuant to the terms of this Agreement. The allocation of the Purchase Price for each Franchise/Retained System is set forth on Annex A hereto and such amount for each Franchise/Retained System is herein referred to as the "Principal Amount" for such Franchise/Retained System, and together with any and all interest earned thereon, the "Fund" for such Franchise/Retained System. The Funds shall be held by the Escrow Agent pursuant to the terms of this Agreement.

     1.2.  Receipt.  The Escrow Agent agrees to hold and disburse the Funds
           -------
solely in accordance with the terms and conditions of this Agreement and for the uses and purposes stated herein. The Escrow Agent shall, upon receipt of the Principal Amounts, issue written acknowledgement to Seller and Buyer of receipt thereof.

     1.3.  Investment and Income.  Upon receipt of the Principal Amounts, the
           ---------------------
Escrow Agent shall, pending the disbursement thereof pursuant to this Agreement, invest the same and reinvest any interest thereon or proceeds therefrom in accordance with the written instructions of Seller in (i) marketable direct
                                                       -
obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of
                      --
the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper having, at the time of acquisition, the
                ---
highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. maturing within one year from the date of acquisition thereof; (iv) certificates of deposit, other time deposits, and bankers'
          --
acceptances maturing within one year from the date of acquisition thereof issued by the Escrow Agent or any bank operating under the laws of the United Stated of America or any state thereof or the District of Columbia which has combined capital and surplus of not less than $100,000,000; or (v) institutional money
                                                       -
market funds organized under the laws of the United States of America or any state thereof that invest solely in any of the investments permitted under clauses (i), (ii), (iii) and (iv) hereof. Absent such written instructions from Seller, the Escrow Agent may, in its sole discretion, invest the Funds in any of the instruments or accounts listed in the preceding sentence and in the order so listed. The Escrow Agent shall make monthly payments to Seller on the last day of each calendar month of the investment earnings on money in the Escrow Account received by the Escrow Agent during that month. Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of Seller as a result of any liquidation of any investment prior to its maturity or for the failure of Seller to give the Escrow Agent instructions to invest or reinvest the Escrow Fund or any earnings thereon.

                                  ARTICLE 2.
                     PROCEDURES FOR DISBURSEMENT OF FUNDS
                     ------------------------------------

          The Escrow Agent shall hold and disburse the Funds on the terms and conditions set forth below and as set forth under Section 1.1.

          Notwithstanding anything to the contrary in this Agreement:

(1)   As to each Retained System covered by each Franchise, upon the earliest to occur of (a) the securing of the Required Consent with
                                -
          respect to such Retained System, (b) _______________, 1998 and (c)
                                            -                             -
          the date of expiration or other termination of the Franchises for such Franchise/Retained System, the Fund shall be delivered to Seller in accordance with the provisions of the following two sentences. Seller shall notify the Escrow Agent in writing with written notice to Buyer of the occurrence of the events described in clause (a), (b) or (c) above. The Escrow Agent shall send a copy of such notice to Buyer and shall deliver the Fund to Seller on the fifth business day after the receipt by Buyer of such notice, unless prior to such date Buyer has given written notice to the Escrow Agent and Seller that Seller is not entitled to delivery of the Fund, in which case the Escrow Agent shall continue to hold the Fund until such time as it receives joint written instructions from Seller and Buyer with respect to the delivery of the Fund to Seller or as ordered by a final and nonappealable order of a court of competent jurisdiction. The only condition precedent hereunder to the delivery of the Fund to Seller shall be the occurrence of one of the above described dates.

(2) Seller shall be entitled to receive the interest earned on the Funds.

(3) The Escrow Agent may deposit the Funds with the clerk of any court of competent jurisdiction in __________, __________ upon commencement of an action in the nature of interpleader or in the course of any court proceedings relating to or arising out of this Agreement.

(4) If at any time the Escrow Agent receives a final, non-appealable order of a court of competent jurisdiction, or written instructions signed by each of Seller and Buyer directing delivery of the Funds, then the Escrow Agent shall comply with such order or instructions. Upon any delivery or deposit of all of the Funds as provided in this Article 2, the Escrow Agent shall thereupon be released and discharged from any and all further obligations arising in connection with this Agreement.

                                  ARTICLE 3.
                                 ESCROW AGENT
                                 ------------

     3.1.  Appointment.  Buyer and Seller hereby appoint Escrow Agent to serve
           -----------
hereunder and Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Agreement.

     3.2.  Compensation.  The Escrow Agent shall be entitled to compensation
           ------------
for its services hereunder in the amount of $________________. Compensation of the Escrow Agent and all reasonable expenses of the Escrow Agent (including all reasonable attorneys' fees of those attorneys not regularly in its employ) in connection with the performance of its services hereunder shall be borne equally by Buyer and Seller.

     3.3.  Indemnification.  Notwithstanding anything to the contrary in the
           ---------------
foregoing, both Buyer and Seller will at their expense hold the Escrow Agent harmless and indemnify the Escrow Agent in connection with any and all third party claims, losses, judgments or costs, regardless of their nature, arising out of or because of this Agreement, except such as may arise because of the Escrow Agent's negligence or willful misconduct. Any such expense in the preceding sentence as between Buyer and Seller shall be borne one half by Buyer and one half by Seller. Buyer and Seller also exonerate said Escrow Agent from any liability in connection with this Agreement except such as may arise because of the Escrow Agent's negligence or willful misconduct in performing its specified duties hereunder. Nothing in this Section 3.3 shall constitute a waiver of any claim which Buyer and Seller may have against the other for contribution arising from their joint obligations to hold the Escrow Agent harmless hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits (other than investment earnings)), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     3.4.  Resignation.  The Escrow Agent may resign at any time upon giving
           -----------
the parties hereto 30 days' prior written notice. In such event, the successor Escrow Agent shall be such person, firm or corporation as shall be mutually selected by Buyer and Seller. It is understood and agreed that such resignation shall not be effective until a successor agrees to act hereunder by signing a copy hereof; provided, however, if no successor is appointed and acting hereunder within 30 days after such notice is given, the Escrow Agent may pay and deliver the Funds into a court of competent jurisdiction.

                                  ARTICLE 4.
                          LIABILITIES OF ESCROW AGENT
                          ---------------------------

                4.1.  Limitations.
                      -----------

(a) The Escrow Agent shall be liable only to accept, hold and deliver the Funds in accordance with the provisions of this Agreement and any amendments hereto, provided, however, that the Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted in good
                                     -
          faith and with due care upon the advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, or (b) any action taken or
                                                        -
          omitted in reliance upon any instrument which the Escrow Agent shall in good faith and with due care believe to be genuine (including the execution of such instrument, the identity or authority of any person executing such instrument, its validity and effectiveness, and the truth and accuracy of any information contained therein), to have been signed by a proper person or persons and to conform to the provisions of this Agreement.

(b) The Escrow Agent does not have any interest in the Funds deposited hereunder but is serving as escrow holder only and having only possession thereof. Buyer and Seller jointly and severally covenant and agree to pay or reimburse the Escrow Agent upon request for any transfer taxes relating to the Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of transfer taxes. Any payments of income from the escrow account shall be subject to withholding regulations then in force with respect to United States taxes. Seller shall provide the Escrow Agent with an appropriate W-9 form for tax identification number certification or non-resident alien certification. This Section 4.1(b) and Section 3.3 hereof shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                4.2.  Collateral Agreements.  Other than this Agreement, which
                      ---------------------
shall be controlling, the Escrow Agent shall not be bound in any way by any contract or agreement between other parties hereto, whether or not it has knowledge of any such contract or agreement or of its terms or conditions.


                                  ARTICLE 5.
                                  TERMINATION
                                  -----------

     This Agreement shall be terminated upon the earliest to occur of (a)
                                                                       -
disbursement or release of all of the Funds by the Escrow Agent as provided in
Article 2, (b) the written mutual consent signed by each of the parties hereto
            -
or (c) delivery of the Funds into a court of competent jurisdiction in
    -
accordance
  with this Agreement.  This Agreement shall not be otherwise terminated.


                                  ARTICLE 6.
                               OTHER PROVISIONS
                               ----------------

     6.1.  Notices.  Any notice, demand or request required or permitted to be
           -------
  given under the provisions of this Agreement shall be in writing and dispatched by the same means to all of the foregoing on the same day and shall be deemed to have been duly given and received (i) when delivered if delivered
                                                  -
  by hand or by facsimile transmission or telex and (ii) three business days
                                                     --
  after mailing if mailed by reputable courier service or registered or certified mail, postage prepaid and return receipt requested, to the parties at the following addresses (or to such other address as any party may request in a notice delivered in accordance with this Section 6.1 to the other parties hereto, provided that notices of a change of address shall be effective only upon receipt thereof):

To Seller:
- ----------

            Cablevision of Chicago
            One Media Crossways
            Woodbury, New York 11797
            Telephone:  (516) 364-8450
            Attention:  General Counsel

Copies to:
- ----------

            Holleb & Coff
            55 E. Monroe Street
            Suite 4100
            Chicago, Illinois 60603
            Attention:  Robert E. Kolek, Esq.

To Buyer:
- ---------

            Continental Cablevision, Inc.
            The Pilot House, Lewis Wharf
            Boston, Massachusetts  02110
            Attention:  Cristina Fernandez-Haegg
            Telephone: ______________
            Telecopier: _____________

       Copies to:
       ----------

          Sullivan & Worcester
          One Post Office Square
          Boston, Massachusetts  02109
          Attention:  Lee Dunham, Esq.
          Telephone: ______________
          Telecopier: _____________

       To  Escrow  Agent:
       ------------------

          [CHEMICAL BANK
          450 WEST 33RD STREET
          NEW YORK, NEW YORK  10001
          ATTENTION:  ESCROW ADMINISTRATION, 15TH FLOOR]
          Telephone: ______________
          Telecopier: _____________

Unless otherwise refused by Buyer or Seller in writing, Escrow Agent shall assume that the receipt of notice was received by Buyer or Seller on the same day as received by Escrow Agent.

     6.2.  Benefit and Assignment.  This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     6.3.  Entire Agreement; Amendment.  This Agreement contains all the terms
           ---------------------------
agreed upon by the parties with respect to the subject matter hereof and supersedes any prior agreements with respect to the subject matter hereof, except Section 9.07 of the Purchase Agreement and except that capitalized terms not otherwise used herein shall have the meanings set forth in the Purchase Agreement. This Agreement may be amended only by a written instrument signed by the parties against which enforcement of any waiver, change, modification, extension or discharge is sought.

     6.4.  Tax Identification Numbers.  Each party hereto, except the Escrow
           --------------------------
Agent, shall provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

     6.5.  Confirmation of Transfer Instructions; Certain Account Numbers.
           --------------------------------------------------------------

     (a) In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated from time to time in writing by the respective parties hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

     (b) It is understood that the Escrow Agent, in connection with any Funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the parties hereto to identify (i) such party, (ii) such party's bank, or (iii) an intermediary bank.


     6.6.  Headings.  The headings of the sections and subsections of this
           --------
Agreement are for ease of reference only and do not evidence the intentions of the parties.

     6.7.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS (BUT NOT
           -------------
THE LAWS OF CHOICE OF LAW) OF THE STATE OF ILLINOIS AS TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

     6.8.  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized partners or officers as of the day and year first written above.

                                              SELLER:

                                              CABLEVISION OF CHICAGO


                                              By:  _______________________
                                                   Name:
                                                   Title:


                                              BUYER:

                                              CONTINENTAL CABLEVISION, INC.


                                              By:  ________________________
                                                   Name:
                                                   Title:



                                              ESCROW AGENT:

                                              [CHEMICAL BANK]


                                              By:  ________________________
                                                   Name:
                                                   Title:

                                    ANNEX A
                                    -------


[Franchises/Retained Systems and Allocation of Purchase Price Attributable Thereto]

                                   EXHIBIT J

                         FORM OF MANAGEMENT AGREEMENT
                         ----------------------------


          THIS AGREEMENT made as of the _______ day of ___________ 1995, by and between Cablevision of Chicago, an Illinois limited partnership (the "Seller"), and __________, a _________ __________ ("Manager").

          WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of January __, 1995 (the "Purchase Agreement"), among the Seller and the Manager, the Manager has agreed to purchase from the Seller certain of Seller's assets used in connection with the ownership and operation of cable television systems located in Cook and DuPage Counties, Illinois;

          WHEREAS, the Seller has informed the Manager that the consents (the "Consents") required to transfer to the Manager the franchise(s) relating to the ________ System (the "______ System") will not be obtained prior to the Closing Date (all capitalized terms used herein and not defined herein shall have the same meanings as set forth in the Purchase Agreement); and

          WHEREAS, Seller and the Manager desire to enter into this Agreement and set forth their agreements whereby the Manager will operate and manage the _________ System.

          NOW, THEREFORE, for the consideration herein stipulated, the parties hereby agree as follows:

          7.  Management of the ________ System.
              ---------------------------------

7.1. From and after the Closing Date, the parties shall cooperate with each other and shall continue to use their commercially reasonable efforts consistent with Section 9.03 of the Purchase Agreement in seeking the consent of the City of ___________ to the transfer of the _________ franchise(s) to the Manager from Seller.

7.2.  From the Closing Date,

(a) The Manager shall operate and manage the _________ System until the earlier of (A) the closing of the sale of the _________ System to the Manager
              -
          (the "__________ Closing") or (B) _________________, 1998; provided
                                         -                           --------
          that, if the ______ Closing shall not have occurred, the Manager shall continue to operate and manage the ______ System after such date pursuant to the terms of this Agreement for a period not in excess of one year pending the sale of the ______ System as provided below. From and after __________, 1998, or on such earlier expiration date of the franchise with respect to the

          ________ System or such earlier date as the City of ________ shall have irrevocably denied consent to the transfer of the _____ franchise to the Manager from the Seller, Seller shall cooperate with the Manager to sell, and the Manager shall use all its commercially reasonable efforts to sell, at the Manager's expense, the _______ System (in which case the Manager shall receive the proceeds of such sale) or, at the election of the Manager, provide the Manager with a management agreement or a lease with respect to the _______ System containing such terms as the Manager reasonably requests.

(b) Seller shall continue to own the ________ System and exercise ultimate control over the operation thereof. The Manager shall not, during the continuance of this Agreement, take any action that would constitute (or fail to take any action the effect of which failure would be to cause) (A) an impermissible change in control under the _____
                  -
          franchise or (B) an impermissible transfer of a Federal
                        -
          Communications Commission ("FCC") license.

(c) Seller shall have the right to monitor the activities of the Manager in operating the _____________ System, provided, however, that Seller's monitoring of operations shall not in any way interfere with the Manager's day-to-day operation thereof in accordance with this Agreement.

          8.  Duties of the Manager.  During the term of this Agreement, except
              ---------------------
     as set forth in Section 1, this Section 2 or Section 3, the Manager shall have all requisite authority to manage the day-to-day operations of the _______ System on behalf of the Seller. During the term of this Agreement, the Manager agrees:

8.1. to be responsible for the negotiation and consummation of any and all agreements, leases, contracts, documents and other instruments necessary or convenient for the management and operation of the ______________ System;

8.2. to supervise the collection of income and other amounts due to Seller and the payment of expenses (including but not limited to franchise fees) relating to the ______________ System;

8.3. to implement and maintain such accounting and administrative records, procedures and reports as shall be necessary to operate the ________ System;

8.4. to purchase liability and other insurance reasonably necessary to protect the assets comprising the ______ System and usual and customary for businesses similar to that of the _______ System; to name the Seller as an additional insured with respect to each such insurance policy; and the Manager shall assume all risks in connection with the adequacy of any insurance;

8.5. to be responsible for all personnel matters, and to provide, manage and adequately train all employees and other personnel necessary to operate the _________ Systems;

8.6. to prepare status reports, financial reports and cash disbursements reports relating to the operation of the _______ System and to promptly provide such reports and other information to the Seller on a quarterly basis;

8.7. to keep, in the name and for the account of Seller, full and adequate books of account and other records reflecting the results of operation of the ______ System on an accrual basis, in accordance with generally accepted accounting principles;

8.8. to prepare annual tax reports necessary for the operation of the______________ System (other than Federal, state and local income tax returns of Seller), to prepare, as necessary, any reports and other documents required to be filed with governmental and regulatory agencies (other than with respect to income tax matters), and act as liaison with Federal, state and local governmental and regulatory officials with respect thereto, and to provide Seller on a timely basis all information necessary to prepare its Federal, state and local income tax returns;

8.9. to pay all expenditures incurred by the Manager in the ordinary course of operating the _______ System;

8.10. to pay all expenses of the _________ System, including, but not limited to, payroll and all other taxes;

8.11. to make all capital expenditures reasonably appropriate or necessary in connection with the operation of the Systems;

8.12. to manage and operate the ______ System in full compliance with applicable law, including, but not limited to, the Communications Act of 1934, as amended, and all rules and regulations promulgated by the FCC thereunder, and the terms and provisions of the _______ franchise and all other agreements relating to the ______ System;

8.13. to not cause or permit the ______ System to take any action that would create, or permit to be created, any obligation or liability that would have recourse to Seller or any of its partners or to any amounts held in any escrow fund contemplated by the Purchase Agreement; and

8.14. to operate and manage the _______ System with the same level of care as it operates cable television systems owned by the Manager.

              Upon the request of Seller, the Manager shall give information and notices regarding the activities described in this Section 2.

          9.  Obligations of Seller.  Notwithstanding anything in Section 1 or 2
              ---------------------
     hereof to the contrary (a) during the term of this Agreement, Seller shall
                             -
     be responsible for all decisions affecting the operations of the _______ System, including the matters referred to in Sections 1 and 2 (and including particularly all financial and personnel matters), to the extent the Seller must continue to be responsible for any such decisions under any agreement, including the franchise agreement relating to the ______ System, or applicable law, and (b) Seller shall be entitled to control any tax
                             -
     investigation or audit relating in any way to the ______ System to the extent it could affect any taxes payable by Seller or any of its partners for periods prior to the _____ Closing.

          10.  Compensation of the Manager.
               ---------------------------

10.1.For its services pursuant to this Agreement, the Manager shall be entitled beginning on ____________, 1995, to the Excess Cash Flow (as herein defined) for the _______ System for the period commencing on the date hereof through the date that the Manager ceases its operation and management of the _______ System in accordance with Section 1(b)(i) hereof (or such later date as the parties may agree).

10.2.For purposes hereof, the term "Excess Cash Flow" shall mean, for any fiscal period of the ______ System, the Operating Cash Flow for such fiscal period over the aggregate capital expenditures made in respect of the _____ System during such fiscal period. "Operating Cash Flow" shall mean, for any fiscal period, (i) the gross operating revenue of
              -
     the ______ System (excluding the amortization of deferred installation income) for such period minus (ii) all operating expenses for such
                             -----  --
     period, including, without limitation, technical, programming, sales, selling and general administration expenses and salaries, franchise fees and taxes based on income and revenue, but excluding management fees payable pursuant to Section 4(a), depreciation, amortization and other non-cash charges, in each case determined in accordance with generally accepted accounting principles consistently applied. All amounts payable to the Manager pursuant to Section 4(a) above shall be paid solely out of the cash flow and assets of the _______ System, shall be due on the last day of each calendar month and shall be paid within 30 days of the end of each calendar month.

          11.  No Contributions by Seller.  During the term of this
               --------------------------
     Agreement, neither Seller nor any of its partners shall be obligated to contribute any capital to or make any funds available for the operation of or the obligations or liabilities relating to the _______ System and the Manager shall be solely responsible for all expenses and expenditures thereof. Without limiting the generality of the foregoing, neither the Seller nor any of its partners will be responsible for any compensation payable to the Manager; such compensation to be payable solely out of the Excess Cash Flow of the ______ System as provided in
          Section 4 above.

              12.  Term of Agreement; Effect of Termination.  This Agreement
                   ----------------------------------------
          shall continue in full force and effect until the date that the Manager ceases its operation and management of the ______ System in accordance with Section 1(b)(i) hereof. Seller shall pay to the Manager within 10 days of termination of this Agreement all amounts due under Section 4 for months ended prior to the date of termination and a prorated portion, based on days elapsed prior to termination in the month of termination, of all amounts due under Section 4 for the month including the date of termination. To the extent that any amount relating to the period prior to termination which would thereafter have become due under Section 4 had this Agreement not been terminated, such amount shall be paid to the Manager on the date it would have been paid had this Agreement not been terminated.

              13.  Indemnification of Seller.
                   -------------------------

13.1. The Manager shall indemnify and hold harmless Seller and its affiliates and their respective directors, officers, partners and employees (collectively, the "Seller Indemnitees") from and against any and all losses, claims, costs, damages, liabilities, expenses (including reasonable attorneys' fees and the costs incurred by the Seller in enforcing its rights hereunder), whether or not arising out of third party claims (collectively, " Seller Losses"), resulting from or arising out of (i) the Manager's bad faith, negligence or willful
                          -
          misconduct in connection with the performance by the Manager of this Agreement, (ii) any violation by the Manager of this Agreement or
                      --
          (iii) the operation of the ______ System after the date hereof.
           ---

13.2. Expenses incurred by the Seller Indemnitees in defending any legal action subject to this Section 7 shall, from time to time, be advanced by the Manager prior to the final disposition of such legal action.

13.3. The indemnification provided in this Section 7 shall inure to the benefit of the successors, administrators and permitted assigns of the Seller Indemnitees.

13.4. The provisions of this Section 7 are for the benefit of the Seller Indemnitees and their respective successors, administrators and permitted assigns and shall not be deemed to create any rights for the benefit of any other persons.

13.5. If the indemnification provided for in this Section 7 is determined by a court of competent jurisdiction to be unenforceable or unavailable to any Seller Indemnitee for any reason, in lieu of such indemnification, the Manager will contribute to the amount of the Seller Losses of such Seller Indemnitee to the maximum extent legally permissible.

     8.   Indemnification of Manager.
          --------------------------

     (a) Seller shall indemnify and hold harmless the Manager and its affiliates and their respective directors, officers, partners and employees (collectively, the "Manager Indemnitees") from and against any and all losses, claims, costs, damages, liabilities, expenses (including reasonable attorneys' fees and the costs incurred by Manager in enforcing its rights hereunder), whether or not arising out of third party claims (collectively, "Manager Losses"), resulting from or arising out of any violation by Seller of this Agreement.

     (b) Expenses incurred by the Manager Indemnitees in defending any legal action subject to this Section 8 shall, from time to time, be advanced by Seller prior to the final disposition of such legal action.

     (c) The indemnification provided in this Section 8 shall inure to the benefit of the successors, administrators and permitted assigns of the Manager Indemnitees.

     (d) The provisions of this Section 8 are for the benefit of the Manager Indemnitees and their respective successors, administrators and permitted assigns and shall not be deemed to create any rights for the benefit of any other persons.

     (e) If the indemnification provided for in this Section 8 is determined by a court of competent jurisdiction to be unenforceable or unavailable to any Manager Indemnitee for any reason, in lieu of such indemnification, Seller will contribute to the amount of the Manager Losses of such Manager Indemnitee to the maximum extent legally permissible.

     (f) Notwithstanding anything to the contrary contained in this Agreement, no general partner of Seller shall have any personal liability in respect of any of Seller's obligations under this Agreement by reason of his or its status as such general partner. In addition, no partner, officer, director, shareholder or other holder of an ownership interest of or in Seller shall have any personal liability in respect of any such party's obligations under this Agreement by reason of his or its status as such partner, officer, director, shareholder or other holder.

     9.   Independent Contractor.  The Manager and Seller are not partners
          ----------------------
or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers.

     10.  Non-Assignability of Agreement.  Seller shall not have the right
          ------------------------------
to assign this Agreement, other than to a successor of Seller. No assignment of this Agreement shall be made by the Manager, unless it is assigned to a subsidiary of the Manager.

     11.  Waiver.  No waiver of any term, provision, or condition of this
          ------
Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further and continuing waiver of any such term, provision or condition, but either party hereto may waive its rights in any particular instance by a written instrument of waiver.

     12.  Entire Agreement.  This Agreement represents the entire understanding
          ----------------
of the parties hereto with respect to the subject matter hereof, and may not be modified or amended, except by a written instrument executed by each of the parties hereto designating specifically the terms and provisions so modified and amended.

     13.  Choice of Law.  The internal laws of the State of Illinois shall
          -------------
govern this Agreement and the construction of any of its terms.

     14.  Counterparts.  This Agreement may be signed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                              CABLEVISION OF CHICAGO


                                              By:_________________________
                                                 Name:
                                                 Title:


                                              CONTINENTAL CABLEVISION, INC.


                                              By:_________________________
                                                 Name:
                                                 Title: